                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-115435

            PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JUNE 25, 2004)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR
                        HOME EQUITY MORTGAGE TRUST 2004-3
          HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-3
                                  $400,000,200
                                  (APPROXIMATE)

THE TRUST WILL ISSUE:

- Five classes of senior Class A Certificates, two of which are senior residual classes.

-     Five classes of Class M Certificates.

-     Three classes of Class B Certificates.

- One class of Class P Certificates that receives the prepayment penalties on certain mortgage loans.

-     Two classes of Class X Certificates.

THE CERTIFICATES:

- Represent ownership interests in a trust, whose assets consist of fixed rate, primarily second lien residential mortgage loans. The mortgage loans were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

- Represent obligations of the trust only and do not represent an ownership interest in or obligation of Credit Suisse First Boston Mortgage Securities Corp., DLJ Mortgage Capital, Inc., Wilshire Credit Corporation or Option One Mortgage Corporation or any of their affiliates.

- Offered to the public are listed under the heading "Offered Certificates" in the table on page S-3.

CREDIT ENHANCEMENT:

- Subordination provided by the mezzanine and subordinate certificates to the senior certificates.

- Subordination provided to the mezzanine certificates by the mezzanine and subordinate certificates lower in priority and subordination provided to the subordinate certificates by the subordinate certificates lower in priority.

-     Excess interest used to create and maintain overcollateralization.

-     An interest rate cap account.

RISKS:

- The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, which may vary over time.

- Interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the certificates, and the investors in the subordinate certificates in particular.

      Credit Suisse First Boston LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp. at a price equal to approximately 99.97% of their face value, plus accrued interest if any. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased from time to time in negotiated transactions at varying prices determined at the time of sale.

      The trust will make multiple REMIC elections for federal income tax purposes.

      Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      Delivery of the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after June 29, 2004.

                           CREDIT SUISSE FIRST BOSTON

                                  JUNE 25, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary Information.....................................................    S-3
Risk Factors............................................................    S-8
Important Notice about Information Presented
   in this Prospectus Supplement and the
   Prospectus...........................................................   S-17
The Mortgage Loans......................................................   S-17
The Seller..............................................................   S-26
Servicing of Mortgage Loans.............................................   S-26
The Servicers...........................................................   S-30
Description of the Certificates.........................................   S-33
The Trustee.............................................................   S-51
Yield, Prepayment and Maturity Considerations...........................   S-51
Use of Proceeds.........................................................   S-61
Material Federal Income Tax Consequences................................   S-61
ERISA Considerations....................................................   S-64
Legal Investment Considerations.........................................   S-67
Method of Distribution..................................................   S-67
Legal Matters...........................................................   S-68
Ratings.................................................................   S-68
Annex I.................................................................    I-1
Annex II................................................................   II-1

                                                                            PAGE
                                                                            ----
                                   PROSPECTUS

The Trust Fund..........................................................       4
The Depositor...........................................................      15
Use of Proceeds.........................................................      16
Yield Considerations....................................................      16
Maturity and Prepayment
  Considerations........................................................      19
Description of the Certificates.........................................      21
Exchangeable Securities.................................................      46
Credit Support..........................................................      46
Description of Insurance................................................      51
Certain Legal Aspects of the Mortgage
  Loans and Contracts...................................................      59
Material Federal Income Tax
  Consequences..........................................................      74
State and Other Tax Consequences........................................      97
ERISA Considerations....................................................      97
Legal Investment........................................................     103
Plan of Distribution....................................................     105
Legal Matters...........................................................     106
Financial Information...................................................     106
Additional Information..................................................     106
Reports to Certificateholders...........................................     106
Incorporation of Certain Information
  by Reference..........................................................     106
Ratings.................................................................     107
Glossary................................................................     108

                               SUMMARY INFORMATION

      This summary highlights selected information from this prospectus supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

Home Equity Mortgage Pass-Through Certificates,
Series 2004-3

                                              INITIAL RATING
                                             OF CERTIFICATES
                                             ---------------
                             PASS-THROUGH                           DESIGNATION
          INITIAL CLASS          RATE          S&P       MOODY'S        AND
CLASS   PRINCIPAL BALANCE    (PER ANNUM)      RATING      RATING     FEATURES                  FORM
-------------------------------------------------------------------------------------------------------
                                         OFFERED CERTIFICATES
                                                                      Senior/
A-1       $ 169,000,000    Adjustable(1)(2)    AAA         Aaa        Floater                Book-Entry

                                                                      Senior/
A-2       $ 129,000,000    Adjustable(1)(2)    AAA         Aaa        Floater                Book-Entry

                                                                      Senior/
A-3       $   8,000,000    Adjustable(1)(2)    AAA         Aaa        Floater                Book-Entry

                                                                      Senior/
A-R       $         100          (3)           AAA         N/A        Residual                Physical

                                                                      Senior/
A-RL      $         100          (3)           AAA         N/A        Residual                Physical

                                                                      Mezzanine/
M-1       $  36,000,000    Adjustable(1)(2)     AA         A1          Floater               Book-Entry

                                                                      Mezzanine/
M-2       $  16,000,000    Adjustable(1)(2)     AA-        A1          Floater               Book-Entry

                                                                      Mezzanine/
M-3       $  12,000,000    Adjustable(1)(2)     A+         A2          Floater               Book-Entry

                                                                      Mezzanine/
M-4       $   5,000,000    Adjustable(1)(2)      A         A3          Floater               Book-Entry

                                                                      Mezzanine/
M-5       $  11,000,000    Adjustable(1)(2)      A-       Baa1         Floater               Book-Entry

                                                                     Subordinate/
B-1       $   6,000,000    Adjustable(1)(2)    BBB+       Baa2         Floater               Book-Entry

                                                                     Subordinate/
B-2A      $   4,500,000    Adjustable(1)(2)    BBB        Baa3         Floater               Book-Entry

                                                                     Subordinate/
B-2F      $   3,500,000        7.50%(4)        BBB        Baa3         Floater               Book-Entry

                                           Non-Offered Certificates

P         $         100          (3)           AAA         N/A     Prepayment Penalties       Physical

X-1       $           0       Variable         N/A         N/A       Subordinate              Physical

                                                                     Charged Off
X-2       $           0        0.00%           N/A         N/A          Loans                 Physical

------------------
(1) After the first possible optional termination date, the applicable certificate margin on the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates will increase.

(2) The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates are adjustable rate certificates and will receive interest pursuant to formulas based on one-month LIBOR, subject to a net funds cap. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

(3) The initial pass-through rate with respect to the Class A-R, Class A-RL and Class P Certificates will be approximately 9.09% per annum and will vary after the first distribution date. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

(4) The Class B-2F Certificates will receive interest at the fixed rate set forth above, subject to a net funds cap. After the first possible optional termination date, the fixed pass-through rate on the Class B-2F Certificates will increase. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

The initial class principal balances of the certificates are subject to a variance of no more than 5% prior to their issuance.

PRE-FUNDING ACCOUNT

On the closing date, the depositor will deposit approximately $27,823,933 into a segregated account maintained with the trustee, referred to in this prospectus supplement as the pre-funding account. The trust will use this amount to buy additional mortgage loans from the seller to be added to the mortgage pool after the closing date and prior to September 24, 2004. The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust. If any amounts are left in the pre-funding account on September 24, 2004, the holders of the Class A-1, Class A-2 and Class A-3 Certificates will receive those amounts as a principal payment, in accordance with the priorities set forth herein, on the September 2004 distribution date.

DEPOSITOR

-     Credit Suisse First Boston Mortgage Securities Corp.

- The depositor maintains its principal office at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

SELLER

-     DLJ Mortgage Capital, Inc. is selling the mortgage loans to the depositor.

SERVICERS

- Wilshire Credit Corporation (referred to in this prospectus supplement as Wilshire Credit) and Option One Mortgage Corporation (referred to in this prospectus supplement as Option One) will initially service approximately 91.24% and approximately 8.76% (by principal balance of the initial mortgage loans as of the cut-off date), respectively, of the initial mortgage loans.

TRUSTEE

-     JPMorgan Chase Bank.

CUT-OFF DATE

-     For the initial mortgage loans, June 1, 2004.

CLOSING DATE

-     June 29, 2004.

DETERMINATION DATE

- With respect to the mortgage loans serviced by Wilshire Credit, the second business day following the 15th day of each month and with respect to the mortgage loans serviced by Option One, the 15th day of each month or, if the 15th day is not a business day, the business day immediately preceding the 15th day.

DISTRIBUTION DATE

- The 25th day of each month or if the 25th day is not a business day, the next business day. The first distribution date will be July 26, 2004.

RECORD DATE

- For the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates, the business day preceding the related distribution date so long as those certificates remain book-entry certificates. For the Class A-R, Class A-RL and Class B-2F Certificates, the last business day of the month preceding the month of a distribution date.

MORTGAGE LOANS

On June 29, 2004, the trust will acquire an initial pool of mortgage loans which will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the initial mortgage pool consists of primarily second lien mortgage loans with an aggregate principal balance of approximately $372,176,367. As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.

All of the mortgage loans will be conventional, fixed-rate, fully amortizing and balloon, primarily second lien residential mortgage loans, with original terms to stated maturity of up to 30 years.

The initial mortgage loans will have the following characteristics as of the cut-off date:

Weighted average remaining term to
    stated maturity (in months).........................................    214
Weighted average mortgage rate..........................................   9.62%
Weighted average net mortgage rate .....................................   9.09%

The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards. We refer you to "The Mortgage Loans" in this prospectus supplement for more detail.

INTEREST DISTRIBUTIONS

Interest distributions payable on any distribution date represent interest accrued on the certificates, other than the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates, during the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding the related distribution date. The interest accrual period for the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates is the calendar month preceding the related distribution date.

Interest will accrue on the certificates (other than the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates) on the basis of a 360-day year and actual number of days elapsed in each interest accrual period. Interest will accrue on the Class A-R, Class A- RL, Class P, Class B-2F and Class X-1 Certificates on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date, you will be entitled to the following:

- interest at the pass-through rate that accrued during the related interest accrual period; and

- interest due on a prior distribution date that was not paid, plus interest accrued on that amount.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans and various types of losses on the mortgage loans that are not covered by credit enhancement.

We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement for more detail.

INTEREST RATE CAP RESERVE FUND AND INTEREST RATE CAP ACCOUNT

On the closing date the depositor will deposit $2,312,576 into a segregated account maintained with the trustee, referred to in this prospectus supplement as the interest rate cap reserve fund. Amounts may be withdrawn from the interest rate cap reserve fund on each distribution date to make a payment to the interest rate cap account, similar to a payment under an interest rate cap, and that payment may be used as described herein on each distribution date. Amounts not transferred to the interest rate cap account will be released from the interest rate cap reserve fund to the holders of the Class X-1 Certificates. The last distribution date on which a payment may be made to the interest rate cap account occurs in June 2006.

PRINCIPAL DISTRIBUTIONS

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

- funds actually received or advanced on the mortgage loans that are available to make principal distributions on the related certificates;

- the amount of excess interest available to pay principal on the certificates as described below; and

- amounts available in the interest rate cap account to cover certain realized losses on the mortgage loans.

Funds actually received or advanced on the mortgage loans will consist of monthly scheduled payments, unscheduled payments resulting from, among other things, prepayments by mortgagors or liquidations of defaulted mortgage loans, and advances made by a servicer.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in July 2007 or on or after that distribution date, and depending upon the delinquency and loss experience of the mortgage loans.

We refer you to "Description of the Certificates--Distributions of Principal" in this prospectus supplement for more detail.

PREPAYMENT PENALTIES ON THE MORTGAGE LOANS

The prepayment penalties received by the servicers from collections on the mortgage loans will not be available for distributions of principal or interest due on the offered certificates. The Class P Certificates are entitled to the prepayment penalties the servicers collect from collections on the mortgage loans.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates includes overcollateralization and subordination features and amounts available in the interest rate cap account to cover certain realized losses on the mortgage loans. The credit enhancement will reduce delays in distributions and losses on some classes of certificates, in varying degrees.

Overcollateralization. The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Class A, Class P, Class M and Class B Certificates and certain trust expenses. Beginning on the second distribution date, this excess interest will be applied to pay principal, as necessary, on the Class A, Class M, Class P and Class B Certificates in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to create and maintain the required level of overcollateralization.

We refer you to "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement for more detail. Subordination There are two types of subordination:

- The Class A Certificates will have a payment priority over the Class M, Class B and Class X-1 Certificates. Each class of subordinate certificates will be subordinate to each other class of subordinate certificates with a higher payment priority.

- Losses that are realized when the unpaid principal balance on a mortgage loan and accrued but unpaid interest on such mortgage loan exceeds the proceeds recovered upon liquidation will first reduce the available excess interest and then reduce the overcollateralization amount. If excess interest and overcollateralization at that time are insufficient to cover these amounts, such losses on the mortgage loans will be allocated to the subordinate certificates, in the reverse order of their priority of payment, until the principal balance of the subordinate certificates is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of the Class A Certificates may incur losses and may never receive all of their principal distributions.

Interest Rate Cap Account

In certain circumstances, payments made to the interest rate cap account may be available to cover certain realized losses on the mortgage loans.

We refer you to "Description of the Certificates--Credit Enhancement" in this prospectus supplement for more detail.

OPTIONAL TERMINATION OF THE TRUST; AUCTION SALE

If the aggregate principal balance of the mortgage loans, together with any amount on deposit in the pre-funding account, declines below 10% of the aggregate principal balance of the initial mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account on the closing date, then the person described under "Description of the Certificates--Optional Termination; Auction Sale" may purchase all of the mortgage loans and the related properties in the trust. If the person described under "Description of the Certificates--Optional Termination; Auction Sale" purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

If the person described under "Description of the Certificates--Optional Termination; Auction Sale" does not exercise its option to purchase the mortgage loans as described above when it is first entitled to do so, the pass-through rates or margins, as applicable, on the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B- 2A and Class B-2F Certificates will be increased as described in this prospectus supplement.

If the person described under "Description of the Certificates--Optional Termination; Auction Sale" does not exercise its option to purchase the mortgage loans as described above and the aggregate principal balance of the mortgage loans, together with any amount on deposit in the pre-funding account, declines below 5% of the aggregate principal balance of the initial mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account on the closing date, then the trustee will conduct an auction to sell the mortgage loans and the other assets in the trust. The trustee will not be permitted to sell the mortgage loans and the other assets in the trust pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement.

If the first auction of the mortgage loans and the other assets of the trust is not successful, the trustee will conduct an additional auction every six months until the earlier of (a) the completion of a successful auction and (b) the person described under "Description of the Certificates--Optional Termination; Auction Sale" exercises its purchase option.

We refer you to "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement for more detail.

ADVANCES

If the servicer of a mortgage loan reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on that mortgage loan, then that servicer will make cash advances to the trust to cover delinquent mortgage loan payments of principal and interest with respect to that mortgage loan. In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless that servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

We refer you to "Servicing of Mortgage Loans--Advances from the Servicers" in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust (exclusive of the pre-funding account, the capitalized interest account, the interest rate reserve fund and the interest rate cap account) will be treated as three REMICs. All classes of certificates, other than the Class A-R, Class A-RL and Class X-2 Certificates, will represent regular interests in a REMIC. The Class A-RL Certificates will represent ownership of the residual interest in the lower-tier

REMIC which will hold the mortgage loans and the Class A-R Certificates will represent ownership of the residual interests in the remaining REMICs.

ERISA CONSIDERATIONS

The offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Sales of the Class A-R Certificates and Class AR-L Certificates to these plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisor in determining whether and to what extent the certificates are legal investments for you.

RATINGS

The trust will not issue the offered certificates unless they have been assigned ratings at least as high as the ratings designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

                                  RISK FACTORS

      THIS PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DESCRIBES THE MATERIAL RISK FACTORS RELATED TO YOUR CERTIFICATES. THE CERTIFICATES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

INCREASED RISK OF LOSS AS A RESULT OF SECOND LIEN MORTGAGE LOANS

Approximately 99.96% of the initial mortgage loans, by principal balance as of June 1, 2004, are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If the net proceeds from a mortgaged property available after satisfaction of the first lien fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the available credit enhancement is insufficient to cover the loss.

When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the applicable servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the applicable servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios.

INCREASED RISK OF LOSS AS A RESULT OF BALLOON LOANS

Approximately 66.00% of the initial mortgage loans, by principal balance as of June 1, 2004, are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the related servicer is NOT obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss if the net proceeds from the collateral for such loan available after satisfaction of the first lien is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

INCREASED RISK OF LOSS AS A RESULT OF GEOGRAPHIC CONCENTRATION

Approximately 39.30% of the initial mortgage loans by principal balance as of June 1, 2004 are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of hazards, such as earthquakes, brush fires, floods, wildfires, mudslides and other natural disasters that are not insured by required hazard insurance. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.

THE VALUE OF YOUR CERTIFICATE MAY BE REDUCED IF LOSSES ARE HIGHER THAN EXPECTED

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates.

UNDERWRITING GUIDELINES AND POTENTIAL DELINQUENCIES

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. The underwriting standards for the mortgage loans typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the mortgage loans.

THE INABILITY TO FORECLOSE ON SOME MORTGAGE LOANS MAY LEAD TO INCREASED LOSSES WITH RESPECT TO THOSE MORTGAGE LOANS

Any mortgage loan serviced by Wilshire Credit that is delinquent by 60 or more days as of the closing date may have certain restrictions placed on its foreclosure in the pooling and servicing agreement. As a result, losses on those mortgage loans may be greater than if the Wilshire Credit did not have these foreclosure restrictions.

We refer you to "Servicing of Mortgage Loans--Foreclosure Restrictions on the Mortgage Loans" in this prospectus supplement for more detail.

INADEQUATE AMOUNT OF SUBSEQUENT MORTGAGE LOANS WILL AFFECT THE TIMING AND RATE OF RETURN ON AN INVESTMENT IN THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES

If the amount of subsequent mortgage loans purchased by the trust is less than the amount deposited in the pre-funding account on the closing date, holders of the Class A-1, Class A-2 and Class A-3 Certificates will receive a payment of principal in accordance with the priorities set forth herein on the distribution date in September 2004 equal to the amount remaining in the pre-funding account on September 24, 2004. The depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of the subsequent mortgage loans.

THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS AND LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE

Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, approximately 99.96% of the initial mortgage loans, by principal balance as of June 1, 2004, are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE

Certain mortgage loans are or may become delinquent after the closing date. A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

The overcollateralization and the subordination features described in this prospectus supplement are intended to enhance the likelihood that certificateholders of the classes of certificates with a higher payment priority will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

OVERCOLLATERALIZATION

In order to create overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates and the related fees and expenses of the trust. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net mortgage rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. We cannot assure you, however, that enough excess interest will be generated to reach or maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

- Prepayments. Each time a mortgage loan is prepaid in full, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of high mortgage rate mortgage loans would have a greater adverse effect on future excess interest.

- Defaults. The rate of defaults on the mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

- Level of one-month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the Class A- 1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificateholders, so less money will be available as excess interest. None of the depositor, the seller, the trustee, any servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the certificates, then you may incur a loss on your investment.

      LOSS MITIGATION PRACTICES MAY INCREASE YOUR RISK

A servicer may use a wide variety of practices to limit losses on defaulted home loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments.

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO MATURITY IF THEIR MARKETABILITY IS LIMITED

The underwriter intends to make a secondary market for the offered certificates, but is not obligated to do so. There is currently no secondary market for the offered certificates. We cannot give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS

The rate of principal distributions and yield to maturity on your certificates will be directly affected by the rate of principal payments on the mortgage loans. A mortgagor may prepay a mortgage loan at any time. The rate of principal payments on the mortgage loans will be affected by, among other factors, the following:

-     the amortization schedules of the mortgage loans;

- the rate of prepayments by mortgagors, including prepayments resulting from refinancing;

-     liquidations of defaulted mortgage loans;

-     prepayments and defaults on the related senior liens;

-     the availability of similar or alternative mortgage products; and

- repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties.

Approximately 52.16% of the initial mortgage loans, by principal balance as of June 1, 2004, impose a penalty for early full or partial prepayments of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first three months to five years after origination and the amount of such prepayments in any twelve-month period generally are in excess of 20% of the original principal balance of such mortgage loan. Such prepayment penalties may discourage borrowers from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment penalties will be paid to the Class P Certificateholders and will not, in any circumstances, be available for payment of the other certificates.

The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. On the other hand, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

The rate of principal distributions on your certificates will also be affected by any optional termination of the trust. In addition, the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the holder of the majority of the Class X-2 Certificateholder has the option to purchase mortgage loans from the trust that become ninety days or more delinquent.

These purchases will have the same effect on the holders of the offered certificates as a prepayment of the related mortgage loans.

IF THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS IS DIFFERENT THAN EXPECTED, YOUR YIELD MAY BE CONSIDERABLY LOWER THAN ANTICIPATED

We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:

- If you are purchasing a certificate at a discount, your yield may be lower than anticipated if principal prepayments on the related mortgage loans occur at a slower rate than you expected.

- If you are purchasing a certificate at a premium, your yield may be lower than anticipated if principal prepayments on the related mortgage loans occur at a faster rate than you expected.

- The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

We refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

YIELD ON THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS B-1 AND CLASS B-2A CERTIFICATES ARE SENSITIVE TO ONE-MONTH LIBOR

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M- 3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates will accrue interest at an adjusting rate determined separately for each such class and distribution date based on one-month LIBOR and, will be subject to a net funds cap in the manner described in this prospectus supplement under "Description of the Certificates--Determination of LIBOR." Therefore, the yield to investors on the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates will be sensitive to fluctuations of one-month LIBOR.

We refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

MORTGAGE RATES MAY LIMIT PASS-THROUGH RATES ON THE CERTIFICATES

The rate at which interest accrues on the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2A and Class B-2F Certificates is subject to a net funds cap, based on the weighted average of the net mortgage rates of the mortgage loans. The weighted average net mortgage rate is based on the weighted average of the interest rates on the mortgage loans, net of specified fee and expense rates. If mortgage loans with relatively higher net mortgage rates prepay, the applicable cap will be lower than otherwise would be the case.

See "Description of the Certificates--Distributions of Interest" and "--Credit Enhancement--Overcollateralization" in this prospectus supplement.

RISKS OF HOLDING CLASS M AND CLASS B CERTIFICATES

The protections afforded the Class A Certificates in this transaction create risks for the Class M and Class B Certificates. Before purchasing Class M or Class B Certificates, you should consider the following factors that may adversely impact your yield.

Because the Class M and Class B Certificates receive interest and principal distributions after the Class A Certificates receive such distributions, there is a greater likelihood that the Class M and Class B Certificates will not receive the distributions to which they are entitled on any distribution date.

If a servicer determines not to advance a delinquent payment on a mortgage loan because it deems that amount is not recoverable, there may be a shortfall in distributions on the certificates which will impact the Class M and Class B Certificates, as applicable.

The Class M and Class B Certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in July 2007, unless the class principal balances of the Class A Certificates have been reduced to zero.

Losses resulting from the liquidation of defaulted mortgage loans will first reduce excess interest and then reduce the level of overcollateralization. If there is no excess interest and no overcollateralization, losses on the mortgage loans will be allocated first, concurrently to the Class B-2A Certificates and Class B-2F Certificates, second, to Class B-1 Certificates, third, to the Class M-5

Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-3 Certificates, sixth, to the Class M-2 Certificates and seventh, to the Class M-1 Certificates.

A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the certificate.

- The earlier in the transaction that a loss on a mortgage loan is applied, the greater the reduction in yield on the certificates.

- These risks will affect the Class B-2A Certificates and B-2F Certificates most severely, then the Class B-1 Certificates, then the Class M-5 Certificates, then the Class M-4 Certificates, then the Class M-3 Certificates, then the Class M-2 Certificates, and then the Class M-1 Certificates.

We refer you to "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans, including:

- the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

- the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

- the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

- the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and in addition, could subject the trust fund, as owner of the mortgage loans, to damages and administrative enforcement.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

Limit on Liquidity of Certificates. Issuance of the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

Delays in Distributions. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

We refer you to "Description of the Certificates--Certificates" in this prospectus supplement for more detail.

IF SERVICING IS TRANSFERRED, DELINQUENCIES MAY INCREASE

It is anticipated that on or about July 1, 2004, the servicing function for a small portion of the mortgage loans for which Wilshire Credit Corporation will be responsible for servicing under the pooling and servicing agreement will be transferred to Wilshire Credit Corporation.

In certain circumstances, the seller may request that Wilshire Credit resign and appoint a successor servicer. If this happens, a transfer of servicing will occur that may result in a temporary increase in delinquencies on the transferred mortgage loans.

RECENT EVENTS

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act, referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest and fees on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Shortfalls that occur due to application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      - the prospectus, which provides general information, some of which may not apply to your series of certificates; and

      - this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE LOANS

      The depositor will establish a trust for Home Equity Mortgage Trust Series 2004-3 on the closing date, under a pooling and servicing agreement among the depositor, the seller, the servicers and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit the initial mortgage loans into the trust. The mortgage loans consist of a pool of fixed rate, primarily second lien mortgage loans secured by residential properties with terms to maturity of not more than thirty years.

      Some capitalized terms used in this prospectus supplement will have meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

      The depositor will acquire all the initial mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of approximately $372,176,367 from DLJ Mortgage Capital, Inc. ("DLJ MORTGAGE CAPITAL") pursuant to a mortgage loan purchase agreement. These mortgage loans were previously purchased by DLJ Mortgage Capital in secondary market transactions from various underlying sellers.

      Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

      Under the pooling and servicing agreement, the trustee will receive representations and warranties made by DLJ Mortgage Capital. The mortgage loan representations and warranties will be made by DLJ Mortgage Capital as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

      -     cure that breach,

      - repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

      -     substitute a replacement mortgage loan for that mortgage loan.

      However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

      Information relating to the initial mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage loans to be included in the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the initial mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the initial mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the initial mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the initial mortgage loans as of the cut-off date, unless otherwise indicated.

      As of the cut-off date, the aggregate Stated Principal Balance of the initial mortgage loans is expected to be approximately $372,176,367. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments except the mortgagor must pay a lump sum payment at the end of the term of the mortgage loan with respect to the balloon loans. Substantially all of the mortgage loans provide for payments due on the first day of each month. The mortgage loans to be included in the mortgage pool were acquired by the seller in the normal course of its business and in accordance with the underwriting criteria specified in this prospectus supplement. At origination, the initial mortgage loans had stated terms to maturity which ranged from 10 to 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

      Prepayment Penalties. Approximately 52.16% of the initial mortgage loans, by principal balance as of the cut- off date, are subject to a prepayment penalty. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period specified in the related mortgage note, ranging from three months to five years from the date of origination of such mortgage loan. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period, the mortgagor must pay a penalty generally equal to the lesser of (a) three months' interest on the amount prepaid over 20% and (b) the amount authorized by law. The Class P Certificates will be entitled to all prepayment penalties received on the mortgage loans, and those amounts will not be available to make payments on the other classes of certificates.

      As of the cut-off date, the initial mortgage loans will have the characteristics indicated in the following table:

  AGGREGATE                                                                                                 EARLIEST
   STATED                  NUMBER OF                                                                         STATED
  PRINCIPAL                MORTGAGE               EARLIEST PAYMENT              LATEST STATED               MATURITY
   BALANCE                   LOANS                     DATE                     MATURITY DATE                 DATE
------------               ---------              ----------------              -------------              -----------
                                                                                                           December 1,
$372,176,367                 8,331                 April 1, 2002                 May 1, 2034                  2012

      Approximately 66.00% of the initial mortgage loans, by principal balance as of the cut-off date, are balloon loans.

      As of the cut-off date, no more than approximately 1.50% of the initial mortgage loans are 30 to 59 days delinquent and no more than approximately 0.50% of the initial mortgage loans are 60 days delinquent (in each case, based on the sum of the aggregate principal balance of the initial mortgage loans as of June 1, 2004 and the amount deposited to the Pre-Funding Account on the closing date). No initial mortgage loan will be more than 60 days delinquent as of the cut-off date.

      The CLTV ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of determination and the principal balance of the related first lien as of either (i) the date of origination of that mortgage loan or (ii) the date of origination of the related first lien and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the CLTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

      All of the initial mortgage loans had a CLTV ratio at origination of 100.00% or less. See "Underwriting Standards" in this prospectus supplement.

      The initial mortgage loans are expected to have the following characteristics as of the cut-off date. Totals may not equal 100% due to rounding.

                             INITIAL MORTGAGE LOANS

                      INITIAL MORTGAGE LOANS
                         CREDIT SCORES (1)
-----------------------------------------------------------------------
                                                            PERCENT OF
                    NUMBER OF                                AGGREGATE
                     INITIAL           AGGREGATE             PRINCIPAL
                     MORTGAGE       PRINCIPAL BALANCE         BALANCE
   CREDIT SCORES      LOANS            OUTSTANDING          OUTSTANDING
-----------------------------------------------------------------------
Not Available...           3        $      154,215.87             0.04%
501 - 525.......           4                70,347.52             0.02
526 - 550.......          18               333,077.08             0.09
551 - 575.......          38               639,774.39             0.17
576 - 600.......          76             2,614,240.51             0.70
601 - 625.......         924            34,231,061.55             9.20
626 - 650.......       1,664            69,544,466.12            18.69
651 - 675.......       1,823            86,227,992.84            23.17
676 - 700.......       1,436            68,060,251.21            18.29
701 - 725.......         987            46,723,863.54            12.55
726 - 750.......         683            31,326,920.03             8.42
751 - 775.......         456            21,700,359.84             5.83
776 - 800.......         200             9,669,757.22             2.60
801 - 825.......          19               880,039.31             0.24
                       -----        -----------------           ------
  Totals........       8,331        $  372,176,367.03           100.00%
                       =====        =================           ======

-----------
(1) As of the cut-off date, the non-zero weighted average credit score of the initial mortgage loans is expected to be approximately 680.

                            INITIAL MORTGAGE LOANS
                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (1)
---------------------------------------------------------------------------
                                                                 PERCENT OF
                           NUMBER OF                              AGGREGATE
 ORIGINAL COMBINED          INITIAL         AGGREGATE             PRINCIPAL
   LOAN-TO-VALUE           MORTGAGE     PRINCIPAL BALANCE          BALANCE
    RATIOS (%)              LOANS           OUTSTANDING          OUTSTANDING
---------------------------------------------------------------------------
0.001 - 10.000......            1       $        19,982.94         0.01%
10.001 - 20.000.....            3                65,110.08         0.02
20.001 - 30.000.....            4               389,400.92         0.10
30.001 - 40.000.....            6               289,261.33         0.08
40.001 - 50.000.....           10               339,987.34         0.09
50.001 - 60.000.....           21             1,059,716.86         0.28
60.001 - 70.000.....           60             3,353,915.19         0.90
70.001 - 80.000.....          207            14,231,248.19         3.82
80.001 - 90.000.....        1,205            54,252,633.51        14.58
90.001 - 100.000....        6,814           298,175,110.67        80.12
                            -----       ------------------       ------
  Totals ...........        8,331       $   372,176,367.03       100.00%
                            =====       ==================       ======

--------
(1) The weighted average original CLTV ratio of the initial mortgage loans is expected to be approximately 96.02%.

                               INITIAL MORTGAGE LOANS
                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCE (1)
------------------------------------------------------------------------------------
                                                                          PERCENT OF
                            NUMBER OF                                      AGGREGATE
 CURRENT MORTGAGE            INITIAL                 AGGREGATE             PRINCIPAL
  LOAN PRINCIPAL            MORTGAGE             PRINCIPAL BALANCE          BALANCE
   BALANCES ($)               LOANS                 OUTSTANDING           OUTSTANDING
-------------------------------------------------------------------------------------
0.01 - 25,000.00.........     2,040              $  39,408,141.93             10.59%
25,000.01 - 50,000.00....     3,838                138,107,513.29             37.11
50,000.01 - 75,000.00....     1,552                 95,011,299.16             25.53
75,000.01 - 100,000.00...       486                 41,879,987.32             11.25
100,000.01 - 125,000.00..       164                 18,428,587.41              4.95
125,000.01 - 150,000.00..       166                 23,243,360.93              6.25
150,000.01 - 175,000.00..        43                  7,027,210.29              1.89
175,000.01 - 200,000.00..        27                  5,202,925.41              1.40
200,000.00 - 225,000.00..         1                    224,689.29              0.06
225,000.01 - 250,000.00..        11                  2,687,919.89              0.72
275,000.01 - 300,000.00..         2                    598,676.04              0.16
350,000.01 - 375,000.00..         1                    356,056.07              0.10
                              -----              ----------------            ------
    Totals...............     8,331              $ 372,176,367.03            100.00%
                              =====              ================            ======

-------------
(1) As of the cut-off date, the average current principal balance of the initial mortgage loans is expected to be approximately $44,674.

                             INITIAL MORTGAGE LOANS
                               MORTGAGE RATES (1)
--------------------------------------------------------------------------
                                                               PERCENT OF
                       NUMBER OF                                AGGREGATE
                        INITIAL            AGGREGATE            PRINCIPAL
                       MORTGAGE        PRINCIPAL BALANCE         BALANCE
MORTGAGE RATES (%)       LOANS            OUTSTANDING          OUTSTANDING
--------------------------------------------------------------------------
5.501 - 6.000......          74       $     3,435,316.91         0.92%
6.001 - 6.500......         174             7,651,821.36         2.06
6.501 - 7.000......         297            14,577,646.58         3.92
7.001 - 7.500......         253            13,116,547.50         3.52
7.501 - 8.000......         491            23,093,043.36         6.20
8.001 - 8.500......         583            25,793,890.92         6.93
8.501 - 9.000......       1,073            46,804,483.25        12.58
9.001 - 9.500......         834            40,295,655.66        10.83
9.501 - 10.000 ....       1,384            64,585,136.36        17.35
10.001 - 10.500....         682            29,562,279.27         7.94
10.501 - 11.000....         779            37,716,864.80        10.13
11.001 - 11.500....         594            24,763,246.62         6.65
11.501 - 12.000....         873            33,652,752.56         9.04
12.001 - 12.500....         105             3,452,639.41         0.93
12.501 - 13.000....          78             2,383,229.38         0.64
13.001 - 13.500....          15               413,981.21         0.11
13.501 - 14.000....          37               782,033.82         0.21
14.001 - 14.500....           2                58,849.08         0.02
14.501 - 15.000....           3                36,948.98         0.01
                          -----       ------------------       ------
    Totals ........       8,331       $   372,176,367.03       100.00%
                          =====       ==================       ======

--------
(1) As of the cut-off date, the weighted average current mortgage rate of the initial mortgage loans is expected to be approximately 9.62% per annum.

                     INITIAL MORTGAGE LOANS
                      OCCUPANCY TYPES (1)
----------------------------------------------------------------------
                                                           PERCENT OF
                      NUMBER OF                             AGGREGATE
                       INITIAL          AGGREGATE           PRINCIPAL
                      MORTGAGE      PRINCIPAL BALANCE        BALANCE
  OCCUPANCY TYPES      LOANS           OUTSTANDING         OUTSTANDING
----------------------------------------------------------------------
Primary...........      7,638       $   348,205,092.44        93.56%
Investment........        588            19,723,881.49         5.30
Second Home.......        105             4,247,393.10         1.14
                        -----       ------------------       ------
    Totals........      8,331       $   372,176,367.03       100.00%
                        =====       ==================       ======

----------
(1) Based on representations of the related mortgagors at the time of origination.

                           INITIAL MORTGAGE LOANS
               ORIGINAL TERMS OF THE MORTGAGE LOANS (1)
----------------------------------------------------------------------
                                                           PERCENT OF
                      NUMBER OF                             AGGREGATE
                       INITIAL         AGGREGATE            PRINCIPAL
  ORIGINAL TERMS      MORTGAGE      PRINCIPAL BALANCE        BALANCE
    (IN MONTHS)         LOANS          OUTSTANDING         OUTSTANDING
----------------------------------------------------------------------
61 - 120........            9       $       564,201.40         0.15%
121 - 180.......        5,333           240,723,885.94        64.68
181 - 240.......        1,784            80,513,284.61        21.63
241 - 300.......            2               287,531.86         0.08
301 - 360.......        1,203            50,087,463.22        13.46
                        -----       ------------------       ------

    Totals......        8,331       $   372,176,367.03       100.00%
                        =====       ==================       ======

-----------
(1) As of the cut-off date, the weighted average original term to maturity of the initial mortgage loans is expected to be approximately 217 months.

                            INITIAL MORTGAGE LOANS
         GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES (1)
-------------------------------------------------------------------------
                                                              PERCENT OF
                          NUMBER OF                            AGGREGATE
                           INITIAL           AGGREGATE         PRINCIPAL
    GEOGRAPHIC            MORTGAGE       PRINCIPAL BALANCE      BALANCE
   DISTRIBUTIONS            LOANS           OUTSTANDING       OUTSTANDING
-------------------------------------------------------------------------
Alabama...............          29       $       919,447.02         0.25%
Alaska................           2                61,406.19         0.02
Arizona...............         546            18,080,343.82         4.86
Arkansas..............           2                85,643.62         0.02
California............       2,399           146,252,168.19        39.30
Colorado..............         183             7,891,597.49         2.12
Connecticut...........          77             3,246,049.89         0.87
Delaware..............          19               753,988.40         0.20
District of Columbia..           2               147,247.04         0.04
Florida...............         529            19,576,173.03         5.26
Georgia...............         170             5,632,865.37         1.51
Hawaii................          18             1,358,603.82         0.37
Idaho.................          57             1,500,454.19         0.40
Illinois..............         166             6,130,297.75         1.65
Indiana...............          83             2,294,891.53         0.62
Iowa..................          48             1,154,156.33         0.31
Kansas................          27               779,950.51         0.21
Kentucky..............          47             1,241,759.14         0.33
Louisiana.............          20               571,314.76         0.15
Maine.................          12               373,996.60         0.10
Maryland..............         213            10,320,663.29         2.77
Massachusetts.........         123             6,714,638.70         1.80
Michigan..............         116             3,978,214.09         1.07
Minnesota.............         140             5,871,624.56         1.58
Mississippi...........           6               186,489.48         0.05
Missouri..............         103             3,048,715.58         0.82
Montana...............          13               387,239.95         0.10
Nebraska..............          35               924,032.22         0.25
Nevada................         784            33,035,714.26         8.88
New Hampshire.........          27               988,854.84         0.27
New Jersey............         140             6,957,110.45         1.87
New Mexico............          26               537,971.66         0.14
New York..............         282            16,922,578.36         4.55
North Carolina........         171             5,159,497.86         1.39
North Dakota..........           8               198,659.96         0.05
Ohio..................         182             5,422,126.53         1.46
Oklahoma..............          35               876,107.55         0.24
Oregon................         173             5,746,689.41         1.54
Pennsylvania..........         158             5,111,230.79         1.37
Rhode Island..........          43             1,692,607.22         0.45
South Carolina........          75             2,320,621.37         0.62
South Dakota..........           4                96,114.69         0.03
Tennessee.............         116             3,383,234.33         0.91
Texas.................         220             7,232,112.68         1.94
Utah..................          76             2,543,686.57         0.68
Vermont...............           5               167,706.14         0.05
Virginia..............         230             9,846,433.54         2.65
Washington............         266            11,114,256.23         2.99
West Virginia.........           5               126,614.13         0.03
Wisconsin.............         107             2,869,968.53         0.77
Wyoming...............          13               342,497.37         0.09
                             -----       ------------------       ------
    Totals............       8,331       $   372,176,367.03       100.00%
                             =====       ==================       ======

------------
(1) No more than approximately 0.67% of the initial mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                         INITIAL MORTGAGE LOANS
                        PURPOSE OF MORTGAGE LOANS
-------------------------------------------------------------------------
                                                              PERCENT OF
                           NUMBER OF                           AGGREGATE
                            INITIAL         AGGREGATE          PRINCIPAL
                           MORTGAGE     PRINCIPAL BALANCE       BALANCE
   LOAN PURPOSE             LOANS          OUTSTANDING        OUTSTANDING
-------------------------------------------------------------------------
Purchase...............     6,005       $   270,251,362.53        72.61%
Refinance - Cashout....     1,867            82,720,103.16        22.23
Refinance - Rate Term..       459            19,204,901.34         5.16
                            -----       ------------------       ------
    Totals.............     8,331       $   372,176,367.03       100.00%
                            =====       ==================       ======

                         INITIAL MORTGAGE LOANS
               DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
------------------------------------------------------------------------
                                                              PERCENT OF
                       NUMBER OF                              AGGREGATE
                        INITIAL            AGGREGATE          PRINCIPAL
                       MORTGAGE         PRINCIPAL BALANCE      BALANCE
  TYPE OF PROGRAM        LOANS             OUTSTANDING       OUTSTANDING
------------------------------------------------------------------------
Full/Alt..........        4,284         $ 180,178,406.01        48.41%
NINA..............          227            12,869,289.43         3.46
Reduced...........        2,965           139,822,290.58        37.57
Stated/Stated.....          855            39,306,381.01        10.56
                          -----         ----------------       ------
    Totals........        8,331         $ 372,176,367.03       100.00%
                          =====         ================       ======

                         INITIAL MORTGAGE LOANS
                     TYPES OF MORTGAGED PROPERTIES
------------------------------------------------------------------------
                                                           PERCENT OF
                       NUMBER OF                            AGGREGATE
                        INITIAL           AGGREGATE         PRINCIPAL
                       MORTGAGE       PRINCIPAL BALANCE      BALANCE
   PROPERTY TYPE         LOANS           OUTSTANDING       OUTSTANDING
------------------------------------------------------------------------
Single Family
Residence.........       5,686       $   244,517,870.22        65.70%
PUD...............       1,544            76,165,812.15        20.46
2 - 4 Family......         507            27,221,269.10         7.31
Condominium.......         591            24,164,933.10         6.49
Cooperative.......           2                60,878.69         0.02
Factory Built.....           1                45,603.77         0.01
                         -----       ------------------       ------
    Totals........       8,331       $   372,176,367.03       100.00%
                         =====       ==================       ======

PRE-FUNDING AND CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

      On the closing date the excess of the aggregate class principal balance of the certificates over the aggregate Stated Principal Balance of the initial mortgage loans as of the cut-off date, which amount is not expected to exceed $27,823,933 will be deposited in a pre-funding account (the "Pre-Funding Account") established and maintained by the trustee on behalf of the certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the certificates. During the period from the closing date to September 24, 2004 (the "Funding Period"), the depositor is expected to purchase mortgage loans ("Subsequent Mortgage Loans") from the seller, using funds on deposit in the Pre-Funding Account, and sell such Subsequent Mortgage Loans to the trust for inclusion in the mortgage pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Pre- Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the mortgage loans.

      The aggregate characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

      The obligation of the trust to purchase Subsequent Mortgage Loans during the Funding Period is subject to the following requirements:

      - such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of its cut-off date;

      - the servicer of each Subsequent Mortgage Loan will be Wilshire Credit or Option One;

      - such Subsequent Mortgage Loan may not have a final maturity date later than September 1, 2034;

      - the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

      - such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than 5.22% per annum;

      - such Subsequent Mortgage Loan will not have a CLTV greater than 100%;

      - such Subsequent Mortgage Loan will not have a principal balance greater than $356,056;

      - such Subsequent Mortgage Loan will be secured by a first or second lien; and

      - such Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies.

      Following the purchase of such Subsequent Mortgage Loans by the trust, the mortgage loans, including the Subsequent Mortgage Loans, will have the following characteristics (based on the initial mortgage loans as of the cut-off date and the Subsequent Mortgage Loans as of the date of their transfer to the trust):

      -     a weighted average mortgage rate of at least 9.42% per annum;

      - a weighted average remaining term to stated maturity of less than 217 months;

      -     a weighted average CLTV ratio of not more than 98.02%;

      -     a weighted average credit score of at least 675;

      - no more than 70.00% of the mortgage loans by aggregate principal balance will be balloon loans;

      - no more than 41.30% of the mortgage loans by aggregate principal balance will be concentrated in one state; and

      - no more than 8.44% of the mortgage loans by aggregate principal balance will relate to non-owner occupied properties.

UNDERWRITING STANDARDS

      The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

      All of the mortgage loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration).

      The underwriting standards applicable to the mortgage loans typically differ from, and may be generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae or Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the CLTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs, at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

      A substantial portion of the mortgage loans were classified in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if such mortgage loans had been classified in relatively higher categories.

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to the pooling and servicing agreement, on the closing date for the initial mortgage loans and any subsequent transfer date for Subsequent Mortgage Loans, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan and all right, title and interest of the depositor in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the related cut-off date.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first or second lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee (or a custodian for the trustee) as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee or its custodian will deliver on the closing date an initial certification as described in the pooling and servicing agreement. The trustee or its custodian will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or promptly after the trustee's or its custodian's receipt of any document permitted to be delivered after such date and if any document in a mortgage file is found to be missing or defective in a material respect and the seller or other entity specified in the pooling and servicing agreement does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller or such other entity will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller or such other entity may remove such mortgage loan, a deleted mortgage loan, from the trust fund and substitute in its place another mortgage loan, a replacement mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      - have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller or other entity specified in the pooling and servicing agreement and held for distribution to the certificateholders),

      - have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

      -     have a CLTV ratio not higher than that of the deleted mortgage loan,

      - have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan, and

      - comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                                   THE SELLER

      The following information has been provided by DLJ Mortgage Capital, Inc. and none of the depositor or the underwriter make any representations or warranties as to the accuracy or completeness of such information.

DLJ MORTGAGE CAPITAL, INC.

      DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital"), a Delaware corporation, is an affiliate of the depositor and Credit Suisse First Boston LLC. The principal executive offices of DLJ Mortgage Capital are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010.

                           SERVICING OF MORTGAGE LOANS

GENERAL

      Under the pooling and servicing agreement, Wilshire Credit will act as servicer of approximately 91.24% of the initial mortgage loans and Option One will act as servicer of approximately 8.76% of the initial mortgage loans, in each case by principal balance as of June 1, 2004.

      Each servicer will be primarily responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others. No servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

      The servicers' responsibilities will include the receipt of funds, the reconciliation of servicing activity with respect to the related mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

      Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans, net of the related servicing compensation payable to the related servicer. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next distribution date. If permitted by the pooling and servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

      Each servicer will be required to maintain a blanket policy insuring against hazard losses on all of the loans serviced by it as described in the prospectus under "Description of Insurance--Standard Hazard Insurance Policies on Mortgage Loans." However, the related servicer will not otherwise be required to verify that the borrowers comply with their obligations to maintain standard hazard insurance and, if the mortgaged property is located in a federally designated flood area, flood insurance.

      The pooling and servicing agreement prohibits the resignation of a servicer except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates, or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. Notwithstanding the foregoing, the seller, as owner of the servicing rights relating to the mortgage loans serviced by Wilshire Credit, may require that Wilshire Credit resign upon the appointment of a successor servicer meeting the requirements in the pooling and servicing agreement. Option One is the owner of the servicing rights relating to the mortgage loans that it will be servicing.

      Under the pooling and servicing agreement, each servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, a servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that servicer alone were servicing the related mortgage loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Expense Fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The initial weighted average rate at which the Expense Fees accrue is expected to be approximately 0.5260% per annum of the outstanding principal balance of each mortgage loan. The Expense Fees consist of the servicing fee, fees payable to the trustee for its activities as trustee under the pooling and servicing agreement and the Credit Risk Manager's fee. The servicing fee will be equal to 0.50% per annum of the outstanding principal balance of each mortgage loan. Each servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the related servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the related servicer out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans". The related servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment penalties. Each servicer will also be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

      Each servicer is obligated to remit to the trust on the business day before each distribution date with respect to each mortgage loan serviced by it an amount equal to the lesser of:

      - any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans that are made from the fifteenth day (or, in the case of mortgage loans serviced by Option One, the sixteenth day) of the calendar month preceding such distribution date to the last day of such month, and

      - up to half of the monthly servicing fee the related servicer is entitled to receive from the trust on the related distribution date.

      Any remaining shortfall in interest collections resulting from partial principal prepayments and the timing of the principal prepayments in full will be allocated pro rata to the certificates according to the amount of interest to which each class of the certificates would otherwise be entitled in reduction thereof.

      You may refer to "Description of the Certificates--Distributions of Interest" in this prospectus supplement for more detail.

ADVANCES FROM THE SERVICERS

      Subject to the limitations described below each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the related mortgage loans that are not required to be distributed on that distribution date, an amount equal to the sum of the aggregate of payments of principal of and interest on the mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

      In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan, provided that the related servicer will be required to make advances at least until the time at which the related mortgage loan becomes 120 days delinquent. If the applicable servicer determines that any advance or servicing advance previously made by it will not be recoverable from proceeds of the related mortgage loan, that servicer may be reimbursed for such advances and servicing advances from collections or proceeds on any of the mortgage loans being serviced by that servicer.

      If a servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by a servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If a servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see "Description of the Certificates--Events of Default" and "--Rights Upon Event of Default" in the prospectus.

FORECLOSURE RESTRICTIONS ON THE MORTGAGE LOANS

      Any mortgage loans in the mortgage pool serviced by Wilshire Credit that are 60 or more days delinquent as of the closing date will have certain restrictions placed on their foreclosure in the pooling and servicing agreement, in order to comply with the REMIC provisions of the Internal Revenue Code. These restrictions will be lifted with respect to a delinquent mortgage loan if the mortgage loan becomes current for three consecutive monthly payments. In the event that one of the loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property along with all other ineligible assets owned by the related REMIC, to exceed 0.75% of the adjusted basis of the assets in the related REMIC, Wilshire Credit would not be permitted to acquire title to the mortgage loan on behalf of that REMIC. Instead, Wilshire Credit would have to liquidate the mortgage loan for cash in a foreclosure sale or otherwise. In addition, if Wilshire Credit determines that following a distribution on any distribution date the adjusted basis of such mortgaged properties in foreclosure, along with any other ineligible assets owned by the related REMIC, exceed 1.0% of the adjusted basis of the assets of the related REMIC, then prior to that distribution date, Wilshire Credit would be required to dispose of enough of such mortgaged properties so that the adjusted basis of such mortgaged properties in foreclosure, along with any other ineligible assets owned by the related REMIC, will be less than 1.0% of the adjusted basis of the assets of the related REMIC. In either event, Wilshire Credit would be permitted to acquire, for its own account and not on behalf of the trust, the mortgaged property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the mortgaged property, as determined by Wilshire Credit in good faith. As a result, losses on the mortgage loans may be greater than if Wilshire Credit was permitted to obtain title on behalf of the trust. The foregoing percentage limitations will only apply to the mortgage loans serviced by Wilshire Credit.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      Subject to the conditions set forth in the pooling and servicing agreement, the holder of the majority of the Class X-2 Certificates may, at its option, purchase from the trust any mortgage loan which is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed servicing advances. The holder of the majority of the Class X-2 Certificates may designate any servicer to service any such mortgage loan purchased from the trust.

CREDIT RISK MANAGER

      The Murrayhill Company, a Colorado corporation (the "Credit Risk Manager") will act as the depositor's representative in advising Wilshire Credit regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by Wilshire Credit in performing its advisory and monitoring functions.

      The Credit Risk Manager will be entitled to receive a Credit Risk Manager's fee until the termination of the trust fund or until its removal by the depositor. Such fee will be paid from the trust fund in accordance with the pooling and servicing agreement.

LOSS MITIGATION PROCEDURES

      Each servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the pooling and servicing agreement. As to any mortgage loan that becomes 120 days delinquent, the related servicer will be required to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related servicer determines that no such recovery is possible, it must charge off the related mortgage loan at the time it becomes 180 days delinquent. Once a mortgage loan has been charged off, the related servicer will discontinue making advances, the related servicer will not be entitled to servicing fees (except as provided below), and the loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. If the related servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, such servicer may continue making advances, and that servicer will be required to notify the Credit Risk Manager of such decision.

      Option One serviced mortgage loans. With respect to the mortgage loans serviced by Option One, if Option One determines that a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property after obtaining a broker's price opinion, it will continue to service such mortgage loans through foreclosure or liquidation. With respect to the mortgage loans serviced by Option One, any such mortgage loan that is charged off will be released to Wilshire Credit to be serviced, at Wilshire's discretion, using specialized collection procedures as described below. Mortgage loans that are charged off by Option One will be transferred to Wilshire on a monthly basis.

      Wilshire Credit serviced mortgage loans. With respect to the mortgage loans serviced by Wilshire Credit, any such mortgage loan that is charged off may continue to be serviced by Wilshire Credit for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). In addition, with respect to any mortgage loan serviced by Option One that is charged off and released to Wilshire Credit as described above, Wilshire Credit may continue to service such mortgage loans for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). Wilshire Credit will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans. Any such mortgage loans serviced by Wilshire Credit in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in Available Funds. On the date which is six months after the date on which Wilshire Credit begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by Wilshire Credit on a particular mortgage loan, such charged off loan will be released to the Class X-2 Certificateholders and thereafter, (i) the Class X-2 Certificateholders will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the holder of the majority of the Class X-2 Certificates may designate any servicer to service any such released loan and (iii) the holder of the majority of the Class X-2 Certificates may sell any such released loan to a third party.

      Notwithstanding the foregoing, the procedures described above relating to the treatment of charged off loans may be modified at any time at the discretion of the holder of the majority of the Class X-1 Certificates, with the consent of Wilshire Credit, which consent shall not be unreasonably withheld.

                                  THE SERVICERS

GENERAL

      All of the mortgage loans are either (i) being sub-serviced by various subservicers, each pursuant to a separate interim sub-servicing agreement, a portion of which will be assigned to Wilshire Credit as of the closing date or
(ii) being serviced by Wilshire Credit or Option One. As of the closing date Wilshire Credit and Option One will be responsible for servicing the mortgage loans under the pooling and servicing agreement. Any transfer of servicing occurring after the closing date will result in the termination of the interim sub-servicing agreements.

WILSHIRE CREDIT CORPORATION

      The principal executive offices of Wilshire Credit Corporation ("Wilshire Credit") are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire Credit, a Nevada corporation, is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. ("ML"). Wilshire Credit, together with the predecessor to Wilshire Credit has conducted a loan servicing business since 1994. Wilshire Credit currently services loans for ML as well as portfolios for unaffiliated third parties.

      Wilshire Credit is primarily engaged in the specialty loan servicing and resolution business. At December 31, 2003, Wilshire Credit was servicing approximately $6.45 billion aggregate principal amount of loans and charge off assets. At December 31, 2003, Wilshire Credit had approximately 398 employees.

      Delinquency and Foreclosure Statistics. Wilshire Credit's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire Credit does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire Credit's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the mortgage loans. For example, the delinquency and loss experience of Wilshire Credit's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the mortgage loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and (iii) loans and financial assets which Wilshire Credit began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire Credit's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the mortgage loans.

                                                   WILSHIRE CREDIT LOAN DELINQUENCY EXPERIENCE(1)

                                          AS OF DECEMBER 31, 2001                                AS OF  DECEMBER 31, 2002
                                       ----------------------------                           -----------------------------
                                                                         Percent
                                                            Percent        By                                      Percent
                             Number        Principal        By No.      Principal    Number       Principal         By No.
                            of Loans        Balance        of Loans      Balance    of Loans       Balance         of Loans
                            --------        -------        --------     ---------   --------  ----------------     --------
Period of
Delinquency.............

  30-59 Days............       2,613   $    100,768,807       3.17%        2.93%       2,773  $    124,506,497        2.94%

  60-89 Days............       1,179   $     43,697,547       1.43%        1.27%       1,307  $     60,514,167        1.39%

  90 Days or more.......      16,217   $    296,549,820      19.68%        8.61%      19,484  $    501,760,034       20.66%
                            --------   ----------------      -----         ----       ------  ----------------     -------
Total Delinquent
  Loans.................      20,009   $    441,016,173      24.28%       12.80%      23,564  $    686,780,699       24.98%
                            ========   ================      =====      =======       ======  ================     =======

Current.................      61,406   $  2,945,727,485      74.52%       85.52%      68,684  $  3,214,273,783       72.81%

Loans in Foreclosure....         992   $     57,592,453       1.20%        1.67%       2,081  $    158,988,367        2.21%
                            --------   -----------------  --------     --------      -------  ----------------    --------

Total...................      82,407   $  3,444,336,111     100.00%      100.00%      94,329  $  4,060,042,849      100.00%
                            ========   ================     ======       ======       ======  = ==============      ======

                                                      AS OF  DECEMBER 31, 2003
                                                    ----------------------------
                             Percent                                                Percent
                               By                                       Percent        By
                            Principal     Number        Principal        By No.     Principal
                             Balance     of Loans        Balance        of Loans     Balance
                            ---------    --------   ----------------    --------    --------
Period of
Delinquency.............

  30-59 Days............       3.07%        2,995   $    173,967,495       2.63%       2.70%

  60-89 Days............       1.49%        1,451   $     83,681,807       1.27%       1.30%

  90 Days or more.......      12.36%       18,743   $    612,784,171      16.44%       9.50%
                            -------      --------   ----------------    -------     -------
Total Delinquent
  Loans.................      16.92%       23,189   $    870,433,473      20.35%      13.50%
                            =======      ========   ================    =======     =======

Current.................      79.17%       88,421   $  5,372,718,550      77.58%      83.30%

Loans in Foreclosure....       3.92%        2,365   $    206,800,518       2.08%       3.21%
                            -------     ---------   ----------------    -------    --------

Total...................     100.00%      113,975   $  6,449,952,542     100.00%     100.00%
                             ======       =======   ================     ======      ======

      (1)As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. The delinquency experience described above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered 30 days delinquent until the first day of the next month.

      Pending Litigation Relating to Wilshire Credit. In June 1999, Wilshire Credit (then named WCC Inc.) purchased the assets of and assumed certain liabilities from a predecessor entity, which had previously been doing business under the name Wilshire Credit Corporation and is now known as Capital Wilshire Holdings, Inc. Between 1994 and 1998, Capital Consultants, Inc. ("CCL") as agent for various clients, made a number of loans to that predecessor entity then known as Wilshire Credit Corporation. A number of CCL's clients filed lawsuits against CCL and related persons in several cases filed in federal district court in Oregon. The plaintiffs allege that CCL and others made improper loans to the entity then known as Wilshire Credit Corporation from 1994 through 1998, and thereafter misled the CCL clients by failing to disclose significant losses on those loans and used additional CCL client funds to cover up those losses. Wilshire Credit and affiliated companies have been named as defendants in this litigation. The parties have entered into a settlement agreement, which has been approved by the court, that resolves all of this litigation. The Wilshire parties have performed all of their obligations thereunder. The parties are waiting for orders of dismissal to be executed by other defendants and entered by the court.

OPTION ONE MORTGAGE CORPORATION

      Option One Mortgage Corporation ("Option One") was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

      Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

      The Home Equity Mortgage Pass-Through Certificates, Series 2004-3 will consist of the following sixteen classes of Certificates:

      - Class A-1, Class A-2, Class A-3, Class A-R and Class A-RL Certificates (collectively, the "Class A Certificates"); Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the "Class M Certificates"); Class B-1, Class B-2A and Class B-2F Certificates (collectively, the "Class B Certificates"); Class X-1 Certificates and Class X-2 Certificates (together, the "Class X Certificates"); and Class P Certificates.

Only the Class A, Class M and Class B Certificates, which are collectively referred to as the offered certificates, are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Principal Balances, subject to the permitted variance, and pass-through rates listed or described on page S-3 of this prospectus supplement.

      The Class A-R Certificates and Class A-RL Certificates are referred to together in this prospectus supplement as the Residual Certificates.

      The offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, will be available only in book-entry form. The Class A-R Certificates and Class A-RL Certificates will each be issued in fully registered certificated form, as a single certificate with a dollar denomination of $100.

BOOK-ENTRY CERTIFICATES

      Each class available in book-entry form will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as JPMorgan Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

      Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

      For a description of the procedures applicable to the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

      Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

      - DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

      - the depositor, with the consent of the participants, in writing, elects to terminate the book-entry system through DTC; or

      - after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and receipt from DTC of instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

      According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PRE-FUNDING ACCOUNT

      On the closing date, the depositor will deposit cash in the aggregate amount of approximately $27,823,933 (the "Pre-Funding Account Deposit") into the Pre-Funding Account. All mortgage loans purchased by the trust through application of amounts on deposit in the Pre-Funding Account are referred to in this prospectus supplement as the Subsequent Mortgage Loans. The Pre-Funding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, or (ii) an event of default occurs under the pooling and servicing agreement or (iii) September 24, 2004 (the "Funding Period"), the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the depositor in accordance with the applicable provisions of the pooling and servicing agreement for inclusion in the mortgage pool. Subsequent Mortgage Loans purchased by the trust and added to the trust fund on any date during the Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the pooling and servicing agreement. On the distribution date in September 2004, any amounts that were remaining in the Pre-Funding Account on September 24, 2004 will be applied to reduce the Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates in accordance with the priorities set forth herein. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the trust will require application of substantially all of the Pre-Funding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date in September 2004. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount of the Pre-Funding Account Deposit.

      Amounts on deposit in the Pre-Funding Account may be invested in permitted investments as defined in the pooling and servicing agreement. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than September 24, 2004. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to the depositor on the September 2004 distribution date. The Pre-Funding Account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

CAPITALIZED INTEREST ACCOUNT

      On the closing date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the capitalized interest account. The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the Pre- Funding Account for the purchase by the trust of subsequent mortgage loans after the closing date. Any amounts remaining in the capitalized interest account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the pooling and servicing agreement. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

GLOSSARY OF TERMS

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      AGGREGATE COLLATERAL BALANCE--As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

      AGGREGATE LOAN BALANCE--As of any distribution date will be equal to the aggregate of the Stated Principal Balances of the mortgage loans determined as of the last day of the related Collection Period.

      AVAILABLE FUNDS--For any distribution date, the sum of the following amounts:

      (a) all scheduled installments of interest, net of the related Expense Fees, and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date on the mortgage loans, together with any advances for the mortgage loans;

      (b) all insurance proceeds (to the extent not applied to the restoration of the mortgaged property or released to the mortgagor in accordance with the related servicer's standard servicing procedures), if any, and liquidation proceeds received during the month preceding the month of that distribution date on the mortgage loans, in each case net of unreimbursed expenses incurred by the related servicer in connection with a liquidation or foreclosure and unreimbursed advances, if any and any net recoveries from previously charged off mortgage loans;

      (c) all partial and full prepayments received during the applicable Prepayment Period on the mortgage loans;

      (d) amounts received for that distribution date in respect of the substitution of a mortgage loan, the purchase of a deleted mortgage loan, or a repurchase of a mortgage loan by the seller or the related servicer as of that distribution date;

      (e) any amounts payable as Compensating Interest by the related servicer on that distribution date on the mortgage loans;

      (f) amounts drawn from the Interest Rate Cap Account and added to the Monthly Excess Cashflow; and

      (g) minus, in the case of clauses (a) through (d) above and without duplication, the amounts to which the related servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees, unreimbursed advances and certain expenses.

      All prepayment penalties received in respect of the mortgage loans will be payable to the Class P Certificates and will not be available for distribution on the other certificates.

      CARRYFORWARD INTEREST--For any class of certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

      CLASS B-1 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 84.50% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS B-2 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the aggregate Class Principal Balance of the Class B-2A Certificates and Class B-2F Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 88.50% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS M-1 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL and Class

P Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 59.50% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS M-2 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL, Class P and Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 67.50% and (ii) the Aggregate Collateral Balance for such distribution date and
(B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS M-3 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL, Class P, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 73.50% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS M-4 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL, Class P, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 76.00% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS M-5 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 81.50% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      CLASS PRINCIPAL BALANCE--For any certificate as of any date of determination, an amount equal to the initial principal balance of that certificate, reduced by the aggregate of all amounts previously distributed to holders of certificates of that class as payments of principal and further reduced by any Applied Loss Amounts allocated to that class (taking into account any increases in the Class Principal Balance thereof due to the receipt of any net recoveries from previously charged off mortgage loans).

      COLLECTION PERIOD--For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

      COMPENSATING INTEREST--On any distribution date, an amount to be paid by the applicable servicer for that distribution date equal to the lesser of any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by that servicer that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and half of the monthly servicing fee otherwise payable to the applicable servicer on the mortgage loans in connection with that distribution date.

      CUMULATIVE LOSS EVENT--For any distribution date, a Cumulative Loss Event is occurring if cumulative Realized Losses on the mortgage loans, as reduced by any net recoveries from previously charged off mortgage loans that are included in Available Funds, equal or exceed the percentage of the Aggregate Collateral Balance as of the cut-off date for that distribution date as specified below:

                                                                      PERCENTAGE OF
DISTRIBUTION DATE                                              AGGREGATE COLLATERAL BALANCE
-----------------                                              ----------------------------
July 2004 - June 2007.........                                            N.A.
July 2007 - June 2008.........   6.25% for the first month, plus an additional 1/12th of 2.50% for each month thereafter
July 2008 - June 2009.........   8.75% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
July 2009 - June 2010.........   9.50% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
July 2010 - June 2011.........   10.00% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
July 2011 and thereafter......                                            10.50%

      CURRENT INTEREST--For any class of certificates and distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Interest Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls.

      DEFERRED AMOUNT--For any class of Class M Certificates or Class B Certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Certificate Principal Balance due to the receipt of net recoveries on previously charged off mortgage loans.

      DELINQUENCY RATE--For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

      EXPENSE FEE--For each distribution date, the sum of the servicing fee, the trustee's fees and the Credit Risk Manager's fee, which shall be equal to the monthly weighted average Expense Fee Rate multiplied by the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date).

      EXPENSE FEE RATE--As to each mortgage loan, the sum of the per annum rate at which the servicing fee, the trustee's fee and the Credit Risk Manager's fee accrue. The initial weighted average Expense Fee Rate is approximately equal to 0.5260% per annum.

      INTEREST ACCRUAL PERIOD--For each distribution date and for each interest-bearing class of certificates, other than the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates, is the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding the related distribution date. For each distribution date and for the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates, is the calendar month preceding the month of that distribution date.

      INTEREST REMITTANCE AMOUNT--For any distribution date will equal the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers with respect to such mortgage loans and the related distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest and (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest.

      INTEREST SHORTFALL--For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act and similar state laws.

      LIBOR CERTIFICATES--The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates.

      MONTHLY EXCESS CASHFLOW--For any distribution date, an amount equal to the sum of (1) the Monthly Excess Interest, (2) amounts withdrawn from the Interest Rate Cap Account for such date, if any, to the extent applied as described pursuant to clause (viii) below under "--The Interest Rate Reserve Fund and the Interest Rate Cap Account" and (3) the Overcollateralization Release Amount, if any, for such date.

      NET FUNDS CAP--For any distribution date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans, minus (2) the Expense Fee and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date), multiplied by (ii)(x) in the case of the Class A-R, Class A-RL, Class P and Class B-2F Certificates, 1/12 and (y) in the case of the LIBOR Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

      NET LIQUIDATION PROCEEDS--All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

      NET MORTGAGE RATE--As to each mortgage loan, the mortgage rate of that mortgage loan, minus the Expense Fee Rate.

      OVERCOLLATERALIZATION AMOUNT--For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the certificates after giving effect to payments on such distribution date.

      OVERCOLLATERALIZATION DEFICIENCY--For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

      OVERCOLLATERALIZATION RELEASE AMOUNT--For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (2) the Targeted Overcollateralization Amount for such date.

      PAYAHEAD--Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      PREPAYMENT PERIOD--For any distribution date and any principal prepayment in full received on a mortgage loan serviced by Wilshire Credit, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any partial prepayment received on a mortgage loan serviced by Wilshire Credit, the calendar month preceding the month of that distribution date. For any distribution date and any principal prepayment in full or any partial prepayment received on a mortgage loan serviced by Option One, the period from the sixteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month in which that distribution date occurs.

      PRINCIPAL PAYMENT AMOUNT--For any distribution date will be equal to the Principal Remittance Amount plus any Excess Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.

      PRINCIPAL REMITTANCE AMOUNT--For any distribution date will be equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments on the mortgage loans received during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller, the person described under "--Optional Termination; Auction Sale" in this prospectus supplement or the holder of the majority of the Class X-2 Certificates during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and any net recoveries on previously charged off mortgage loans collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to principal and (6) with respect to the September 2004 distribution date, the amount remaining in the Pre-Funding Account at the end of the Funding Period.

      REALIZED LOSS--With respect to a Liquidated Mortgage Loan, the amount by which the accrued and unpaid interest on, and the outstanding principal balance of the mortgage loan exceeds the amount of liquidation proceeds, applied to the principal balance of the related mortgage loan.

      ROLLING THREE MONTH DELINQUENCY RATE--For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months.

      SCHEDULED PAYMENT--For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

      SENIOR ENHANCEMENT PERCENTAGE--For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2A and Class B-2F Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance for such distribution date.

      SENIOR PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL and Class P Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 41.50% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      STATED PRINCIPAL BALANCE--For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and
(ii) all amounts allocable to unscheduled principal payments received on or before the last day of the calendar month immediately preceding such date of determination.

      STEPDOWN DATE--The date occurring on the later of (x) the distribution date in July 2007 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose before giving effect to payments on the certificates on such distribution date) is greater than or equal to approximately 58.50%.

      SUBSTITUTION AMOUNT--The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

      TARGETED OVERCOLLATERALIZATION AMOUNT--For any distribution date prior to the Stepdown Date, 5.75% of the Aggregate Collateral Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 11.50% of the Aggregate Collateral Balance for such distribution date, or (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date; provided, however, that the Targeted Overcollateralization Amount may be reduced at any time with the consent of the Rating Agencies in connection with the delivery of additional credit enhancement to the trust. No person is obligated to provide such additional credit enhancement.

      TRIGGER EVENT--A Trigger Event will be in effect for any distribution date on or after the Stepdown Date if (a) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 16.00% of the Senior Enhancement Percentage for such distribution date or (b) a Cumulative Loss Event is occurring. These triggers can be amended in the future with the consent of the Rating Agencies.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or prior to the closing date, the trustee will establish a Certificate Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On the business day prior to each distribution date, as specified in the pooling and servicing agreement, each servicer will withdraw from the related Collection Account the Available Funds on deposit in the Collection Account for that distribution date and will deposit those amounts in the Certificate Account. See "Description of the Certificates--Payments on Mortgage Loans" in the prospectus.

DISTRIBUTIONS

      Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in July 2004, to the persons in whose names those certificates are registered as of the related record date. For any distribution date and each class of offered certificates issued in book- entry form, the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

      Distributions will be made on the Class P Certificates on each distribution date of any amounts received representing prepayment penalties, in addition to the other distributions described below. Distributions of prepayment penalties to the Class P Certificates will not be used to reduce its Class Principal Balance.

DETERMINATION OF LIBOR

      With respect to each distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. Based on a LIBOR determination date of June 25, 2004, LIBOR for the initial distribution date will equal 1.33000%.

DISTRIBUTIONS OF INTEREST

      With respect to each class of certificates entitled to interest, interest will be passed through monthly on each distribution date, beginning in July 2004. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the related Interest Accrual Period.

      The Pass-Through Rates for the offered certificates entitled to interest are listed in the table on page S-3 of this prospectus supplement and in this section of this prospectus supplement.

      The "CLASS A-R PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is approximately 9.09% per annum, which is equal to the Net Funds Cap.

      The "CLASS A-RL PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is approximately 9.09% per annum, which is equal to the Net Funds Cap.

      The "CLASS P PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is approximately 9.09% per annum, and as to any Interest Accrual Period thereafter, will equal the Net Funds Cap.

      The "CLASS A-1 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 1.59000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS A-2 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 1.52000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS A-3 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 1.83000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS M-1 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 1.91000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and
(ii) the Net Funds Cap.

      The "CLASS M-2 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 2.33000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS M-3 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 2.53000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS M-4 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 2.73000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS M-5 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 3.13000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS B-1 PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 3.33000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS B-2A PASS-THROUGH RATE" with respect to the initial Interest Accrual Period is 5.33000% per annum, based on a LIBOR determination date of June 25, 2004, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "CLASS B-2F PASS-THROUGH RATE" will be a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Net Funds Cap.

      If the person described under "--Optional Termination; Auction Sale" in this prospectus supplement does not exercise its option to purchase the mortgage loans when it is first entitled to do so after the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date, as described in that section, then with respect to each succeeding distribution date, clause (i) of the pass-through rate for the Class B-2F Certificates will increase by 0.50% per annum, and the certificate margin will increase for the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2A Certificates as indicated in the table below.

      The certificate margins for the LIBOR Certificates are as follows:


CLASS OF LIBOR CERTIFICATES                          CERTIFICATE MARGIN
                                                    (1)                (2)
Class A-1..................................        0.26%              0.52%
Class A-2..................................        0.19%              0.38%
Class A-3..................................        0.50%              1.00%
Class M-1..................................        0.58%              0.87%
Class M-2..................................        1.00%              1.50%
Class M-3..................................        1.20%              1.70%
Class M-4..................................        1.40%              1.90%
Class M-5..................................        1.80%              2.30%
Class B-1..................................        2.00%              2.50%
Class B-2A.................................        4.00%              4.50%

----------------------
(1)   On or prior to the first possible optional termination date.

(2)   After the first possible optional termination date.

      The amount of interest payable on each distribution date in respect of each class of certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of certificates, other than the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates, on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. Interest will accrue on the Class A-R, Class A-RL, Class P, Class B-2F and Class X-1 Certificates on the basis of a 360-day year and twelve 30-day months.

      On each distribution date, the Interest Remittance Amount for such date will be paid in the following order of priority:

      (1) to the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL and Class P Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest for each such class and such distribution date;

      (2) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (3) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (4) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (5) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (6) to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (7) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (8) to the Class B-2A Certificates and Class B-2F Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest for each such class and such distribution date; and

      (9) for application as part of Monthly Excess Cashflow for such distribution date, as described under "--Credit
            Enhancement--Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses
            (1) through (8) above (such amount, "Monthly Excess Interest") for such distribution date.

THE INTEREST RATE CAP RESERVE FUND AND THE INTEREST RATE CAP ACCOUNT

      On the closing date, the depositor will deposit $2,312,576 into a segregated account maintained by the trustee (the "Interest Rate Cap Reserve Fund"). On any distribution date, the trustee will make a deposit into an account established by the trustee (the "Interest Rate Cap Account"), from amounts on deposit in the Interest Rate Cap Reserve Fund, in an amount described in the following sentence. On each distribution date, the amount withdrawn from the Interest Rate Cap Reserve Fund and deposited into the Interest Rate Cap Account shall be equal to the product of (i) a fraction, the numerator of which is the number of days elapsed since the immediately preceding distribution date (or, in the case of the first distribution date, June 25, 2004) through, but not including, the current distribution date, and the denominator of which is 360,
(ii) a notional amount (as set forth in Annex II for such distribution date) and
(iii) the lesser of (a) percentage equal to the excess, if any, of (1) the Index Rate for such period over (2) 1.250% and (b) a percentage equal to the excess, if any, of (1) the Ceiling Rate for such period over (2) 1.250%. Generally, the "Index Rate" is the rate for one-month deposits in U.S. Dollars which appear on the Telerate Page 3750 two London business days prior to the first day of the related accrual period or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. The "Ceiling Rate" for any distribution date is the rate set forth in Annex II for such distribution date. On each distribution date, the trustee will distribute from the Interest Rate Cap Reserve Fund the excess, if any, of (1) the "Maximum Payment Amount" for such distribution date (as set forth in Annex II) over (2) the amount deposited into the Interest Rate Cap Account for such distribution date to the Class X-1 Certificateholders.

      On each distribution date, an amount equal to the excess, if any, of cumulative Realized Losses on the mortgage loans as of such distribution date over the total of all amounts previously withdrawn from the Interest Rate Cap Account will be withdrawn from amounts on deposit in the Interest Rate Cap Account and available on any distribution date to pay the following amounts:

      (i) to the Class M-1 Certificates, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

      (ii) to the Class M-2 Certificates, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

      (iii) to the Class M-3 Certificates, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

      (iv) to the Class M-4 Certificates, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

      (v) to the Class M-5 Certificates, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

      (vi) to the Class B-1 Certificates, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred

            Amounts as described hereunder under "--Credit
            Enhancement--Overcollateralization" on such distribution date;

      (vii) to the Class B-2A Certificates and Class B-2F Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date; and

      (viii) for application as part of Monthly Excess Cashflow for such distribution date.

      Amounts in the Interest Rate Cap Account not used on any distribution date will remain on deposit in the Interest Rate Cap Account and may be available on future distribution dates to make the payments described in the preceding paragraph. However at no time will the amount on deposit in the Interest Rate Cap Account exceed the Target Amount. The "Target Amount" will be calculated on each distribution date, after giving effect to withdrawals from the Interest Rate Cap Account on that distribution date and distributions and allocation of losses on the certificates on that date, and will equal the excess, if any, of the Targeted Overcollateralization Amount over the Overcollateralization Amount, in each case for that distribution date. Any amount on deposit in the Interest Rate Cap Account in excess of the Target Amount on any distribution date will be released to the Class X-1 Certificateholders.

DISTRIBUTIONS OF PRINCIPAL

      On each distribution date, certificateholders will be entitled to receive principal distributions from the Available Funds to the extent and in the priority described in this prospectus supplement.

      Distributions of principal on the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL and Class P Certificates will be made primarily from the Principal Payment Amount, to the extent of Available Funds, as described below. Distributions of principal on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2A and Class B-2F Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL and Class P Certificates.

      The Principal Payment Amount will be paid on each distribution date as follows:

      I. On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

            (i) commencing on the distribution date in October 2009, to the Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (ii) first to the Class A-R Certificates and Class A-RL Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero, and then concurrently on a pro rata basis, as follows: (a) to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero and (b) to the Class A-2 Certificates and Class A-3 Certificates, with the total amount under this clause (I)(ii)(b) distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

            (iii) to the Class M-1 Certificates, until the Class Principal
                  Balance of such class has been reduced to zero;

            (iv) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (v) to the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (vi) to the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (vii) to the Class M-5 Certificates, until the Class Principal
                  Balance of such class has been reduced to zero;

            (viii) to the Class B-1 Certificates, until the Class Principal
                  Balance of such class has been reduced to zero;

            (ix) to the Class B-2A Certificates and Class B-2F Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero; and

            (x) for application in the same manner as the Monthly Excess Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (ix) above.

      II. On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for such date will be paid in the following order of priority:

            (i) commencing on the distribution date in October 2009, to the Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (ii) to the Class A-1, Class A-2 and Class A-3 Certificates, the Senior Principal Payment Amount for such distribution date, allocated concurrently on a pro rata basis, as follows: (a) to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero and (b) to the Class A-2 Certificates and Class A-3 Certificates, with the total amount under this clause (II)(ii)(b) distributed sequentially to the Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

            (iii) to the Class M-1 Certificates, the Class M-1 Principal Payment
                  Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (iv) to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (v) to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (vi) to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (vii) to the Class M-5 Certificates, the Class M-5 Principal Payment
                  Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (viii) to the Class B-1 Certificates, the Class B-1 Principal
                  Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (ix) to the Class B-2A Certificates and Class B-2F Certificates, the Class B-2 Principal Payment Amount for such distribution date, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero; and

            (x) for application in the same manner as the Monthly Excess Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (ix) above.

CREDIT ENHANCEMENT

      Credit enhancement for the certificates consists of the subordination of the Class M, Class B and Class X-1 Certificates, the priority of application of Realized Losses, excess interest, overcollateralization and amounts available in the Interest Rate Cap Account to cover certain Realized Losses, in each case as described herein.

SUBORDINATION

      The rights of holders of the Class M Certificates and Class B Certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of certificates having a higher priority of payment, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

      The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

APPLICATION OF REALIZED LOSSES

      Realized Losses on mortgage loans, after application of amounts on deposit in the Interest Rate Cap Account, will have the effect of reducing amounts payable in respect of the Class X-1 Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date). A "Liquidated Mortgage Loan" is, in general, a defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment or which has been charged off by the related servicer).

      If on any distribution date, after giving effect to all Realized Losses incurred with respect to the mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the certificates exceeds the Aggregate Collateral Balance for such distribution date (such excess, an "Applied Loss Amount"), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B-2A Certificates and Class B-2F Certificates, concurrently on a pro rata basis, until the Class Principal Balances thereof have been reduced to zero; second, the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; third, the Class M-5 Certificates, until the Class Principal Balance thereof has been reduced to zero; fourth, the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero; fifth, the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; sixth, the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and seventh, the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-R, Class A-RL and Class P Certificates will not be reduced by the allocation of Applied Loss Amounts.

      In addition, after giving effect to all distributions on a distribution date, if any Deferred Amounts are outstanding, the Deferred Amount for the Class of Class M Certificates or Class B Certificates then outstanding with the highest payment priority will be decreased by the amount of any net recoveries on previously charged off mortgage loans until reduced to zero (with any remaining net recoveries on previously charged off mortgage loans applied to reduce the Deferred Amount of the class with the next highest payment priority), and the Class Principal Balance of such class or classes of Class M Certificates or Class B Certificates will be increased by the same amount. Thereafter, such class or classes of Class M Certificates or Class B Certificates will accrue interest on the increased Class Principal Balance.

      Holders of Class M Certificates and Class B Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of net recoveries from previously charged off mortgage loans as described herein or to the extent of available Monthly Excess Cashflow or amounts paid from the Interest Rate Cap Account, each as described below.

INTEREST RATE CAP ACCOUNT

      In certain circumstances, payments made to the Interest Rate Cap Account may be available to cover certain Realized Losses on the mortgage loans, as described herein under "--The Interest Rate Cap Reserve Fund and the Interest Rate Cap Account."

OVERCOLLATERALIZATION

      The weighted average Net Mortgage Rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust, thus generating excess interest collections. Monthly Excess Interest will be available on each distribution date, except for the first distribution date, to accelerate the reduction of the aggregate Class Principal Balance of the certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

      In addition, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

      On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

      (1) an amount equal to the aggregate Realized Losses on the mortgage loans incurred during the related Collection Period, such amount to be added to the Principal Payment Amount and distributed as set forth above under "--Distributions of Principal" (any such amount, an "Excess Cashflow Loss Payment");

      (2)(A) except for the first distribution date, until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the offered certificates, as additional principal distributions as set forth above in subclause I under "--Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

      (B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions to the offered certificates required to be made on such distribution date set forth above in subclause II under "--Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

      (3) to the Class M-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (4) to the Class M-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (5) to the Class M-3 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (6) to the Class M-4 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (7) to the Class M-5 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (8) to the Class B-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (9) concurrently, to the Class B-2A Certificates and Class B-2F Certificates on a pro rata basis, based on their respective Class Principal Balances, any Deferred Amount with interest thereon at the pass- through rate for each such class to the extent not paid from amount s in the Interest Rate Cap Account;

      (10) to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

      (11) to the Class A-R Certificates and Class A-RL Certificates, any remaining amount, as appropriate. It is not anticipated that any amounts will be distributed to the Class A-R Certificates or Class A-RL Certificates under this clause (11).

      Distributions pursuant to subparagraphs (3) through (9) on any distribution date will be made after giving effect to any withdrawals from the Interest Rate Cap Account on such date to pay Deferred Amounts.

OPTIONAL TERMINATION; AUCTION SALE

      On any distribution date on or after which the sum of the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date, Wilshire Credit (or any successor servicer appointed by the seller as owner of the servicing rights) will (subject to the terms of the pooling and servicing agreement) have the option to purchase all remaining mortgage loans and REO properties in the mortgage pool and effect early retirement of the certificates, for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the mortgage loans plus one month's accrued interest thereon at the applicable mortgage rate, (ii) the fair market value of the other assets in the trust and (iii) any unreimbursed Advances, servicing advances and servicing fees payable to the servicers and any unpaid Advances (made by the trustee as successor servicer), fees and expenses payable to the trustee (the "Par Value"), and (b) the fair market value, determined in accordance with the terms of the pooling and servicing agreement, of all outstanding mortgage loans (other than Liquidated Mortgage Loans), all property acquired in respect of any mortgage loan remaining in the trust and all other property included in any REMIC formed under the pooling and servicing agreement.

      If such option described is exercised and the amount specified in clause
(b) of the immediately preceding paragraph exceeds the amount specified in clause (a) of the immediately preceding paragraph, the Class A-RL Certificates will be entitled to receive the amount of such excess. There can be no assurance when such option will be exercised, or that if such option is exercised, that there will be any amount available for distribution to the Class A-RL Certificates.

      If the option described in the second immediately preceding paragraph is not exercised then on any distribution date on or after which the sum of the Aggregate Collateral Balance and the appraised value of the REO properties is less than 5% of the Aggregate Collateral Balance as of the cut-off date, the trustee will conduct an auction to sell the mortgage loans and other assets in the trust. The trustee shall solicit good faith bids for the mortgage loans and the other assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool. The trustee will sell the mortgage loans to the institution with the highest bid exceeding the Par Value. If less than three bids are received or the highest bid received is less than the Par Value, the trustee shall not sell the mortgage loans and the other assets in the trust and the trustee shall continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the person described in the second immediately preceding paragraph exercises its purchase option. If an auction is successful and the highest bid is in excess of Par Value, the Class A-RL Certificates will be entitled to receive the amount of such excess.

      Distributions on the certificates relating to any optional termination will first be paid to the Class A and Class P Certificates, and then to the Class M, Class B and Class X-1 Certificates, sequentially, with each class receiving its

Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The Overcollateralization Amount will be distributed to the Class X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled. Offered certificateholders will not be entitled to receive proceeds from the optional termination or auction in excess of the Par Value.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

      The Class A-R Certificates and Class A-RL Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations." The pooling and servicing agreement provides that the Class A-R Certificates and Class A-RL Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates and Class A-RL Certificates will contain a legend describing the foregoing restrictions.

                                   THE TRUSTEE

      JPMorgan Chase Bank will be the trustee under the pooling and servicing agreement. The depositor and the servicers may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. Offered certificates may be surrendered at the corporate trust office of the trustee located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services/Global Debt: HEMT 2004-3 or at other addresses as the trustee may designate from time to time.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor's personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation, a mortgagor's equity in the related mortgaged property and the forms of the related first lien. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas.

      The yields to maturity (or to optional termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans. Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. The mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience. Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on- sale clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

      Approximately 52.16% of the initial mortgage loans, by aggregate principal balance as of the cut-off date, are subject to prepayment penalties during intervals ranging from three months to five years following origination, as described under "The Mortgage Loans--Prepayment Penalties" herein. Such prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      The rate of principal payments on the certificates, the aggregate amount of distributions on the certificates and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. The seller will represent and warrant that as of the closing date or a subsequent transfer date (or such earlier date as specified in the subsequent transfer documents) each mortgaged property was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date or subsequent transfer date (or such earlier date as specified in the subsequent transfer documents), the seller will not have any such obligation. As a consequence, Realized Losses could result. Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

      The yields to investors in the offered certificates will be affected by the exercise by the person described under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement of its right to purchase the mortgage loans, as described under that section, or its failure to exercise such right.

      If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or optional termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

      The pass-through rates applicable to the LIBOR Certificates will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under "Risk Factors--Mortgage Rates May Limit Pass-Through Rates on the Certificates."

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

      When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month; therefore, one month of interest shortfall accrues on the amount of such principal prepayment in part.

      To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a mortgage loan between its due dates, the servicers will pay Compensating Interest to the limited extent and in the manner described under "The Servicers--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

      To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a mortgage loan, such remaining deficiency will be covered by excess interest collections on the mortgage loans. If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

MANDATORY PREPAYMENT

      In the event that at the end of the Funding Period there are any remaining amounts on deposit in the Pre-Funding Account, the holders of the Class A-1, Class A-2 and Class A-3 Certificates will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the Pre-Funding Account, in accordance with the priorities set forth herein. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the Class A-1, Class A-2 and Class A-3 Certificates due to a lack of subsequent mortgage loans.

OVERCOLLATERALIZATION

      The yields of the certificates will be affected by the application of the related Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

SUBORDINATION

      The Class A Certificates and Class P Certificates are senior to the Class M, Class B and Class X-1 Certificates. The Class M-1 Certificates are senior to the Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2A, Class B-2F and Class X-1 Certificates, the Class M-2 Certificates are senior to the Class M-3, Class M-4, Class M-5, Class B-1, Class B-2A, Class B-2F and Class X-1 Certificates, the Class M-3 Certificates are senior to the Class M-4, Class M-5, Class B-1, Class B-2A, Class B-2F and Class X-1 Certificates, the Class M-4 Certificates are senior to the Class M-5, Class B-1, Class B-2A, Class B-2F and Class X-1 Certificates, the Class M-5 Certificates are senior to the Class B-1, Class B-2A, Class B-2F and Class X-1 Certificates, the Class B-1 Certificates are senior to the Class B-2A, Class B-2F and Class X-1 Certificates and the Class B-2A Certificates and Class B-2F Certificates are senior to the Class X-1 Certificates. As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority. In addition, Applied Loss Amounts will be allocated among the Class M Certificates and Class B Certificates in reverse order of priority of payment. As a result, the yields of the Class M Certificates and Class B Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the Class A Certificates and Class P Certificates and classes of Class M Certificates and Class B Certificates which have a relatively higher priority of payment.

THE PASS-THROUGH RATES

      The pass-through rate for the Class A-1, Class A-2, Class A-3, Class M and Class B Certificates is subject to the Net Funds Cap. If mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on the Class A-1, Class A-2, Class A-3, Class M and Class B Certificates will be dependent on the prepayment experience of the related mortgage loans.

STRUCTURING ASSUMPTIONS

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions:

      - with respect to each mortgage loan, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in July 2004;

      - principal prepayments are received in full on the last day of each month commencing in June 2004 and there are no Interest Shortfalls;

      -     there are no defaults or delinquencies on the mortgage loans;

      - distribution dates occur on the 25th day of each month, commencing in July 2004;

      -     there are no purchases or substitutions of the mortgage loans;

      - interest on the mortgage loans accrues on the basis of a 360-day year of twelve 30-day months;

      -     there are no Payaheads;

      -     the value of one-month LIBOR is 1.10%;

      -     the certificates are issued on June 30, 2004;

      - the Class P, Class A-R and Class A-RL Certificates have a Class Principal Balance equal to zero;

      - subsequent mortgage loans were acquired by the trust in June 2004 and payments thereon are included in distribution amounts on the first distribution date;

      - any optional purchase referred to in the decrement tables is exercised when the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date; and

      - the mortgage loans were aggregated into assumed mortgage loans having the following characteristics:

                                                                       ORIGINAL           REMAINING            STATED
                                                                     AMORTIZATION       AMORTIZATION          REMAINING
    UNPAID                                                              TERM TO            TERM TO             TERM TO
   PRINCIPAL                      MORTGAGE        NET MORTGAGE         MATURITY           MATURITY            MATURITY
  BALANCE ($)                     RATE (%)         RATE (%)            (MONTHS)           (MONTHS)            (MONTHS)
--------------                    ---------       ------------       ------------       ------------          ---------
    313,537.90                    10.1600            9.6352               120                115                 115
 16,921,365.74                     9.3443            8.8171               180                177                 177
109,304,560.02                     9.9654            9.4430               296                291                 291
    250,663.50                     9.3865            8.8590               360                357                 117
245,386,239.87                     9.4797            8.9522               360                357                 182
 27,823,932.97*                    9.6167            9.0907               333                329                 214

----------
* Represents the subsequent mortgage loans.

      While it is assumed that each mortgage loan prepays at the specified percentage of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual mortgage loans and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the "Prepayment Assumption" or "PPC") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the certificates, a 100% prepayment assumption assumes a constant prepayment rate of 30% per annum during the life of the mortgage loans.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The weighted average life of any class of certificates is determined by:

      - multiplying the amount of the reduction, if any, of the Class Principal Balance of that Class on each distribution date by the number of years from the date of issuance to that distribution date,

      -     summing the results and

      - dividing the sum by the aggregate amount of the reductions in Class Principal Balance of that class referred to in the first bullet point.

      For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "Yield, Prepayment and Maturity Considerations--General" in this prospectus supplement and "Yield, Prepayment and Maturity Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related mortgage loans increases. However, the weighted average lives of the offered certificates will depend on a variety of other factors, including the timing of changes in that rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various percentages of the prepayment assumption, see "--Decrement Tables" in the following paragraph.

DECREMENT TABLES

      The following tables indicate the percentages of the initial Class Principal Balances of the classes of offered certificates (other than the Class A-R Certificates and Class A-RL Certificates) that would be outstanding after each of the distribution dates shown at various percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the related structuring assumptions. It is not likely that all of the mortgage loans will have the characteristics assumed, that all of the mortgage loans will prepay at the percentages of the prepayment assumption specified in the tables or at any constant rate or that all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loan specified in the structuring assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                                  CLASS A-1                                         CLASS A-2
                                              PERCENTAGE OF PPC                                 PERCENTAGE OF PPC
                                --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                50%       75%      100%      150%      200%       50%       75%      100%      150%      200%
-----------------               -----     ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial.......................   100%     100%      100%      100%      100%      100%      100%      100%      100%      100%
June 2005.....................    72       62        53        34        15        70        60        50        30        10
June 2006.....................    54       39        25         1         0        52        35        20         0         0
June 2007.....................    40       21         5         0         0        36        16         0         0         0
June 2008.....................    27       19         5         0         0        23        14         0         0         0
June 2009.....................    23       14         5         0         0        18         9         0         0         0
June 2010.....................    19       11         5         0         0        14         5         0         0         0
June 2011.....................    16        8         4*        0         0        11         3         0         0         0
June 2012.....................    13        6         3*        0         0         8         1         0         0         0
June 2013.....................    11        5*        2*        0         0         6         0         0         0         0
June 2014.....................     9        4*        1*        0         0         4         0         0         0         0
June 2015.....................     8        3*        1*        0         0         2         0         0         0         0
June 2016.....................     6        2*        1*        0         0         0         0         0         0         0
June 2017.....................     5*       2*        0         0         0         0         0         0         0         0
June 2018.....................     4*       1*        0         0         0         0         0         0         0         0
June 2019.....................     3*       1*        0         0         0         0         0         0         0         0
June 2020.....................     1*       0         0         0         0         0         0         0         0         0
June 2021.....................     1*       0         0         0         0         0         0         0         0         0
June 2022.....................     0        0         0         0         0         0         0         0         0         0
June 2023.....................     0        0         0         0         0         0         0         0         0         0
June 2024.....................     0        0         0         0         0         0         0         0         0         0
June 2025.....................     0        0         0         0         0         0         0         0         0         0
June 2026.....................     0        0         0         0         0         0         0         0         0         0
June 2027.....................     0        0         0         0         0         0         0         0         0         0
June 2028.....................     0        0         0         0         0         0         0         0         0         0
June 2029.....................     0        0         0         0         0         0         0         0         0         0
June 2030.....................     0        0         0         0         0         0         0         0         0         0
June 2031.....................     0        0         0         0         0         0         0         0         0         0
June 2032.....................     0        0         0         0         0         0         0         0         0         0
June 2033.....................     0        0         0         0         0         0         0         0         0         0
June 2034.....................     0        0         0         0         0         0         0         0         0         0
Weighted Average Life to
         Maturity (in years)**  3.64     2.49      1.61      0.82      0.57      2.94      1.94      1.19      0.75      0.52
Weighted Average Life to
         Call (in years)**....  3.51     2.32      1.47      0.82      0.57      2.94      1.94      1.19      0.75      0.52

---------------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                                  CLASS A-3                                         CLASS M-1
                                              PERCENTAGE OF PPC                                 PERCENTAGE OF PPC
                                --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                50%       75%      100%      150%      200%       50%       75%      100%      150%      200%
-----------------               -----     ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial.......................   100%     100%      100%      100%      100%      100%      100%      100%      100%      100%
June 2005.....................   100       100      100       100       100       100       100       100       100       100
June 2006.....................   100       100      100        10         0       100       100       100       100         0
June 2007.....................   100       100       91         0         0       100       100       100         0         0
June 2008.....................   100       100       91         0         0       100        69       100         0         0
June 2009.....................   100       100       91         0         0        84        53        60         0         0
June 2010.....................   100       100       91         0         0        70        40        27         0         0
June 2011.....................   100       100       70*        0         0        59        31        15*        0         0
June 2012.....................   100       100       48*        0         0        49        23        10*        0         0
June 2013.....................   100        83*      33*        0         0        41        18*        7*        0         0
June 2014.....................   100        62*      23*        0         0        34        13*        5*        0         0
June 2015.....................   100        47*      15*        0         0        28        10*        3*        0         0
June 2016.....................   100        35*      10*        0         0        23         8*        2*        0         0
June 2017.....................    88*       27*       6*        0         0        19*        6*        0         0         0
June 2018.....................    72*       20*       0         0         0        16*        4*        0         0         0
June 2019.....................    59*       15*       0         0         0        13*        3*        0         0         0
June 2020.....................    15*        0        0         0         0         3*        0         0         0         0
June 2021.....................    12*        0        0         0         0         3*        0         0         0         0
June 2022.....................     5*        0        0         0         0         0         0         0         0         0
June 2023.....................     1*        0        0         0         0         0         0         0         0         0
June 2024.....................     0         0        0         0         0         0         0         0         0         0
June 2025.....................     0         0        0         0         0         0         0         0         0         0
June 2026.....................     0         0        0         0         0         0         0         0         0         0
June 2027.....................     0         0        0         0         0         0         0         0         0         0
June 2028.....................     0         0        0         0         0         0         0         0         0         0
June 2029.....................     0         0        0         0         0         0         0         0         0         0
June 2030.....................     0         0        0         0         0         0         0         0         0         0
June 2031.....................     0         0        0         0         0         0         0         0         0         0
June 2032.....................     0         0        0         0         0         0         0         0         0         0
June 2033.....................     0         0        0         0         0         0         0         0         0         0
June 2034.....................     0         0        0         0         0         0         0         0         0         0
Weighted Average Life to
         Maturity (in years)** 14.92     11.37     8.27      1.93      1.30      8.90      6.30      5.81      2.34      1.55
Weighted Average Life to
         Call (in years)**.... 12.72      8.56     5.94      1.93      1.30      8.44      5.70      5.32      2.34      1.55

---------------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                                  CLASS M-2                                          CLASS M-3
                                              PERCENTAGE OF PPC                                  PERCENTAGE OF PPC
                                --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                50%       75%      100%      150%      200%       50%       75%      100%      150%      200%
---------------                 -----     ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial.......................   100%     100%      100%      100%      100%      100%      100%      100%      100%      100%
June 2005.....................   100      100       100       100       100       100       100       100       100       100
June 2006.....................   100      100       100       100         0       100       100       100       100        82
June 2007.....................   100      100       100         0         0       100       100       100        97         0
June 2008.....................   100       69        62         0         0       100        69        46        97*        0
June 2009.....................    84       53        32         0         0        84        53        32        97*        0
June 2010.....................    70       40        22         0         0        70        40        22        63*        0
June 2011.....................    59       31        15*        0         0        59        31        15*       30*        0
June 2012.....................    49       23        10*        0         0        49        23        10*        8*        0
June 2013.....................    41       18*        7*        0         0        41        18*        7*        0         0
June 2014.....................    34       13*        5*        0         0        34        13*        5*        0         0
June 2015.....................    28       10*        3*        0         0        28        10*        1*        0         0
June 2016.....................    23        8*        0         0         0        23         8*        0         0         0
June 2017.....................    19*       6*        0         0         0        19*        6*        0         0         0
June 2018.....................    16*       4*        0         0         0        16*        4*        0         0         0
June 2019.....................    13*       3*        0         0         0        13*        0         0         0         0
June 2020.....................     3*       0         0         0         0         1*        0         0         0         0
June 2021.....................     0        0         0         0         0         0         0         0         0         0
June 2022.....................     0        0         0         0         0         0         0         0         0         0
June 2023.....................     0        0         0         0         0         0         0         0         0         0
June 2024.....................     0        0         0         0         0         0         0         0         0         0
June 2025.....................     0        0         0         0         0         0         0         0         0         0
June 2026.....................     0        0         0         0         0         0         0         0         0         0
June 2027.....................     0        0         0         0         0         0         0         0         0         0
June 2028.....................     0        0         0         0         0         0         0         0         0         0
June 2029.....................     0        0         0         0         0         0         0         0         0         0
June 2030.....................     0        0         0         0         0         0         0         0         0         0
June 2031.....................     0        0         0         0         0         0         0         0         0         0
June 2032.....................     0        0         0         0         0         0         0         0         0         0
June 2033.....................     0        0         0         0         0         0         0         0         0         0
June 2034.....................     0        0         0         0         0         0         0         0         0         0
Weighted Average Life to
         Maturity (in years)**  8.87     6.27      5.15      2.83      1.87      8.84      6.25      4.99      6.48      2.10
Weighted Average Life to
         Call (in years)**....  8.44     5.66      4.69      2.83      1.87      8.44      5.65      4.54      3.79      2.10

---------------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                                  CLASS M-4                                         CLASS M-5
                                              PERCENTAGE OF PPC                                 PERCENTAGE OF PPC
                                --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                50%       75%      100%      150%      200%       50%       75%      100%      150%      200%
---------------                 -----     ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial.......................   100%     100%      100%      100%      100%      100%      100%      100%      100%      100%
June 2005.....................   100      100       100       100       100       100       100       100       100       100
June 2006.....................   100      100       100       100       100       100       100       100       100       100
June 2007.....................   100      100       100       100         0       100       100       100       100         0
June 2008.....................   100       69        46       100*        0       100        69        46       100*        0
June 2009.....................    84       53        32        57*        0        84        53        32        10*        0
June 2010.....................    70       40        22         5*        0        70        40        22         4*        0
June 2011.....................    59       31        15*        0         0        59        31        15*        0         0
June 2012.....................    49       23        10*        0         0        49        23        10*        0         0
June 2013.....................    41       18*        7*        0         0        41        18*        7*        0         0
June 2014.....................    34       13*        5*        0         0        34        13*        3*        0         0
June 2015.....................    28       10*        0         0         0        28        10*        0         0         0
June 2016.....................    23        8*        0         0         0        23         8*        0         0         0
June 2017.....................    19*       6*        0         0         0        19*        6*        0         0         0
June 2018.....................    16*       4*        0         0         0        16*        0         0         0         0
June 2019.....................    13*       0         0         0         0        13*        0         0         0         0
June 2020.....................     0        0         0         0         0         0         0         0         0         0
June 2021.....................     0        0         0         0         0         0         0         0         0         0
June 2022.....................     0        0         0         0         0         0         0         0         0         0
June 2023.....................     0        0         0         0         0         0         0         0         0         0
June 2024.....................     0        0         0         0         0         0         0         0         0         0
June 2025.....................     0        0         0         0         0         0         0         0         0         0
June 2026.....................     0        0         0         0         0         0         0         0         0         0
June 2027.....................     0        0         0         0         0         0         0         0         0         0
June 2028.....................     0        0         0         0         0         0         0         0         0         0
June 2029.....................     0        0         0         0         0         0         0         0         0         0
June 2030.....................     0        0         0         0         0         0         0         0         0         0
June 2031.....................     0        0         0         0         0         0         0         0         0         0
June 2032.....................     0        0         0         0         0         0         0         0         0         0
June 2033.....................     0        0         0         0         0         0         0         0         0         0
June 2034.....................     0        0         0         0         0         0         0         0         0         0
Weighted Average Life to
         Maturity (in years)**  8.82     6.22      4.91      5.14      2.27      8.82      6.20      4.85      4.56      2.45
Weighted Average Life to
         Call (in years)**....  8.44     5.65      4.48      3.82      2.27      8.44      5.65      4.43      3.82      2.43

---------------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                                  CLASS B-1                                   CLASSES B-2A AND B-2F
                                              PERCENTAGE OF PPC                                 PERCENTAGE OF PPC
                                --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                50%       75%      100%      150%      200%       50%       75%      100%      150%      200%
---------------                 -----     ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial.......................   100%     100%      100%      100%      100%      100%      100%      100%      100%      100%
June 2005.....................   100      100       100       100       100       100       100       100       100       100
June 2006.....................   100      100       100       100       100       100       100       100       100       100
June 2007.....................   100      100       100       100         0       100       100       100       100        23*
June 2008.....................   100       69        46        34*        0       100        69        46        18*       23*
June 2009.....................    84       53        32        10*        0         84       53        32        10*       23*
June 2010.....................    70       40        22         0         0         70       40        22         0         0
June 2011.....................    59       31        15*        0         0         59       31        15*        0         0
June 2012.....................    49       23        10*        0         0         49       23        10*        0         0
June 2013.....................    41       18*        7*        0         0         41       18*        3*        0         0
June 2014.....................    34       13*        0         0         0         34       13*        0         0         0
June 2015.....................    28       10*        0         0         0         28       10*        0         0         0
June 2016.....................    23        8*        0         0         0         23        5*        0         0         0
June 2017.....................    19*       2*        0         0         0         19*       0         0         0         0
June 2018.....................    16*       0         0         0         0         16*       0         0         0         0
June 2019.....................    13*       0         0         0         0         13*       0         0         0         0
June 2020.....................     0        0         0         0         0          0        0         0         0         0
June 2021.....................     0        0         0         0         0          0        0         0         0         0
June 2022.....................     0        0         0         0         0          0        0         0         0         0
June 2023.....................     0        0         0         0         0          0        0         0         0         0
June 2024.....................     0        0         0         0         0          0        0         0         0         0
June 2025.....................     0        0         0         0         0          0        0         0         0         0
June 2026.....................     0        0         0         0         0          0        0         0         0         0
June 2027.....................     0        0         0         0         0          0        0         0         0         0
June 2028.....................     0        0         0         0         0          0        0         0         0         0
June 2029.....................     0        0         0         0         0          0        0         0         0         0
June 2030.....................     0        0         0         0         0          0        0         0         0         0
June 2031.....................     0        0         0         0         0          0        0         0         0         0
June 2032.....................     0        0         0         0         0          0        0         0         0         0
June 2033.....................     0        0         0         0         0          0        0         0         0         0
June 2034.....................     0        0         0         0         0          0        0         0         0         0
Weighted Average Life to
         Maturity (in years)**  8.82     6.15      4.77      4.15      2.69      8.82      6.09      4.70      3.91      3.47
Weighted Average Life to
         Call (in years)**....  8.44     5.64      4.39      3.82      2.49      8.44      5.64      4.36      3.71      2.49

---------------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

      The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

      The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LAST SCHEDULED DISTRIBUTION DATE

      The last scheduled distribution date for each class of offered certificates is the distribution date in October 2034, which is the distribution date in the month after the latest possible maturity date for the latest maturing subsequent mortgage loan.

      Since the rate of distributions in reduction of the Class Principal Balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Class Principal Balance of that class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "Yield, Prepayment and Maturity Considerations--General" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield, Prepayment and Maturity Considerations" in the prospectus.

ADDITIONAL INFORMATION

      The depositor intends to file additional yield tables and other computational materials for one or more classes of offered certificates with the SEC, in a report or reports on Form 8-K. Those tables and materials were prepared by Credit Suisse First Boston LLC at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Thacher Proffitt & Wood LLP, counsel to the depositor, has filed with the depositor's registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under "Material Federal Income Tax Consequences," represents counsel's opinion as to the material federal income tax consequences of investing in the certificates.

      Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, portions of the trust will be treated as three separate REMICs. The assets of REMIC I will consist of the mortgage loans. REMIC I will issue several classes of uncertificated regular interests to REMIC II. REMIC II will issue several classes of uncertificated regular interests to REMIC III. REMIC III will issue the regular certificates, which will be designated as the regular interests in REMIC III. For federal income tax purposes, the Class A-RL Certificates will constitute the sole class of residual interest in REMIC I and the Class A-R Certificates will represent beneficial ownership of two residual interests, each of which will constitute the sole class of residual interests in each of REMIC II and REMIC III. The regular certificates will be treated as debt instruments issued by REMIC III for federal income tax purposes. Income on the regular certificates must be reported under an accrual method of accounting.

      For federal income tax purposes, the Class B-2A Certificates and Class B-2F Certificates will, and all other classes of offered certificates will not, be treated as having been issued with original issue discount, or OID. For purposes of determining the amount and rate of accrual of OID and market discount, the trust intends to assume that there will be prepayments on the mortgage loans at 100% PPC. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the interest accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

      The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicers in preparing reports to the certificateholders and the Internal Revenue Service.

      Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.

      The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in the offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the person described under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

BACKUP WITHHOLDING WITH RESPECT TO THE OFFERED CERTIFICATES

      Distributions with respect to the offered certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if the holder of such certificates fails to furnish to the trustee certain information, including its taxpayer identification number, or otherwise fails to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a certificateholder would be allowed as a credit against the holder's federal income tax. Furthermore, penalties may be imposed by the IRS on a certificateholder that is required to supply information but that does not do so in the proper manner.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class A-R Certificates and Class A-RL Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class A-R Certificates and Class A-RL Certificates, including:

      - the requirement that any transferee of a Class A-R Certificate or Class A-RL Certificate provide an affidavit representing that the transferee:

            -     is not a disqualified organization;

            - is not acquiring the Class A-R Certificate or Class A-RL Certificate on behalf of a disqualified organization; and

            - will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class A-R Certificate or Class A-RL Certificate;

      - a provision that any transfer of a Class A-R Certificate or Class A-RL Certificate to a disqualified organization shall be null and void; and

      - a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class A-R Certificate or Class A-RL Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class A-R Certificates and Class A-RL Certificates may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class A-R Certificates and Class A-RL Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class A-R Certificates and Class A-RL Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class A-R Certificates and Class A-RL Certificates. All transfers of the Class A-R Certificates and Class A-RL Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class A-R Certificate or Class A-RL Certificate being disregarded to the extent that the Class A-R Certificates and Class A-RL Certificates constitute noneconomic residual interests.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

      The Class A-R Certificateholders and Class A-RL Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class A-R Certificateholders and Class A-RL Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class A-R Certificateholders and Class A-RL Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class A-R Certificates and Class A-RL Certificates, respectively. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class A-R Certificate or Class A-RL Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class A-R Certificateholders' or Class A-RL Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class A-R Certificateholders' or Class A-RL Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class A-R Certificates or Class A-RL Certificates, as applicable, over their life.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class A-R Certificate or Class A-RL Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

      Purchasers of the Class A-R Certificates and Class A-RL Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class A-R Certificates and Class A-RL Certificates.

      On July 21, 2003, the IRS issued proposed regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. If these rules are finalized as proposed, they will apply to taxable years ending on or after the date the final regulations are published, and thus the rules in the proposed regulations may apply to any inducement fee received in connection with the acquisition of any class of securities that represent the residual interest in a REMIC. Prospective purchasers of the Class A-R Certificates and Class A-RL Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

      For further information regarding the federal income tax consequences of investing in the Class A-R Certificates and Class A-RL Certificates, see "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

      Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

      The U.S. Department of Labor has granted to a predecessor of Credit Suisse First Boston LLC an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent beneficial ownership interests in a trust comprised of mortgage loans like the mortgage loans in the trust. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      On November 13, 2000, the U.S. Department of Labor amended the Exemption to permit both senior and subordinated pass-through certificates representing beneficial ownership in a trust primarily consisting of residential or home equity loans that have loan-to-value ratios of 100% or less to be purchased and held by or on behalf of, or with plan assets of, a plan so long as that certificate is rated "BBB-" or better at the time of purchase. See Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000). Accordingly, the exemptive relief provided by the Exemption may be available with respect to the purchase or holding of the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, but such availability depends, in part, upon facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the ERISA plan purchaser or the ERISA plan fiduciary making the decision to purchase such class of offered certificates. Therefore, before purchasing such offered certificate, a fiduciary of an ERISA plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such certificates be rated "BBB-" or better at the time of purchase) or the availability of any other prohibited transaction exemptions, and whether the conditions of any such Exemption will be applicable to such certificates. On August 22, 2002, the U.S. Department of Labor amended the Exemption to permit the trustee to be an affiliate of the underwriter of a transaction. See Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

      The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P or Fitch Ratings, or Baa3, if such class of certificates is rated by Moody's, that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a plan (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

      The Exemption also permits the use of a pre-funding account, such as the Pre-Funding Account, instead of requiring that all qualifying receivables be either identified or transferred on or before the closing date, when the following conditions are met:

      - the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must not exceed 25%;

      - all additional receivables transferred after the closing date must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency;

      - the transfer of the additional receivables to the trust during the funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

      - the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date;

      - in order to insure that the characteristics of the additional receivables are substantially similar to the original receivables which were transferred to the trust:

            - the characteristics of the additional receivables must be monitored by an insurer or other credit support provider that is independent of the depositor, or

            - an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional receivables conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date;

      - the period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

      - amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

      - the pre-funding account must be described in the related prospectus or prospectus supplement; and

      - the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as the legal owner of the receivables in the trust must enforce all the rights created in favor of securityholders, including plans subject to ERISA.

      Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute "plan assets." Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any plan invested in such separate account except to the extent provided in the plan asset regulations. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the offered certificates.

      Because the characteristics of the Class A-R Certificates and Class A-RL Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates and Class A-RL Certificates will not be registered by the trustee unless the trustee receives the following:

      - a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a plan arrangement or using the assets of such a plan or arrangement to effect that transfer; or

      - an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using a plan's assets, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

      In the event that a representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

      Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions described in the underwriting agreement between the depositor and Credit Suisse First Boston LLC (an affiliate of the depositor and the seller) (the "underwriter"), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates.

      The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

      The distribution of the offered certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.97% of the initial aggregate Class Principal Balance of the offered certificates, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

      There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the offered certificates will be monthly statements discussed in the prospectus under "The Agreements--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.

                                  LEGAL MATTERS

      The validity of the certificates, including material federal income tax consequences and certain ERISA considerations relating to the certificates, will be passed on for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will pass on specific legal matters on behalf of the underwriter.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") and as indicated:

                                                           RATING AGENCY
                                                       ----------------------
CLASS                                                   S&P           MOODY'S
-----                                                  -------       --------
A-1...............................................      AAA            Aaa
A-2...............................................      AAA            Aaa
A-3...............................................      AAA            Aaa
A-R...............................................      AAA            N/A
A-RL..............................................      AAA            N/A
M-1...............................................      AA             Aa
M-2...............................................      AA-            A1
M-3...............................................      A+             A2
M-4...............................................       A             A3
M-5...............................................      A-            Baa1
B-1...............................................     BBB+           Baa2
B-2A..............................................      BBB           Baa3
B-2F..............................................      BBB           Baa3

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The rating assigned by S&P to the Class A-R, Class A-RL and Class P Certificates addresses only the likelihood of receipt of its Class Principal Balance plus interest on that amount, and does not address the receipt of prepayment penalties.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. Moody's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

      The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Moody's. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificate Holders or their agent.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by certificateholders or their agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                       INTEREST RATE CAP ACCOUNT SCHEDULE

                                                  NOTIONAL                                   MAXIMUM PAYMENT
       DISTRIBUTION DATE                         AMOUNT ($)            CEILING RATE (%)         AMOUNT ($)
       -----------------                         -----------           ----------------      ---------------
July 2004                                        185,000,000                1.250                      0
August 2004                                      180,447,486                1.250                      0
September 2004                                   175,240,164                1.350                 15,090
October 2004                                     169,407,874                1.475                 31,764
November 2004                                    163,221,972                1.600                 49,193
December 2004                                    156,565,808                1.725                 61,974
January 2005                                     149,549,295                1.850                 77,267
February 2005                                    142,114,504                1.975                 88,723
March 2005                                       134,297,731                2.100                 88,786
April 2005                                       126,998,854                2.225                106,626
May 2005                                         120,048,049                2.350                110,044
June 2005                                        113,303,969                2.475                119,520
July 2005                                        106,991,438                2.600                120,365
August 2005                                      100,907,709                2.725                128,167
September 2005                                    95,285,776                2.850                131,283
October 2005                                      89,653,610                2.975                128,877
November 2005                                     84,550,678                3.100                134,694
December 2005                                     79,737,518                3.225                131,235
January 2006                                      75,197,642                3.350                135,982
February 2006                                     70,915,567                3.475                135,872
March 2006                                        66,876,685                3.600                122,236
April 2006                                        63,067,214                3.725                134,412
May 2006                                          59,474,152                3.850                128,861
June 2006                                         56,085,233                3.975                131,606
July 2006 and thereafter                                   0                    0                      0

                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                        HOME EQUITY MORTGAGE TRUST 2004-3
                 HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES,
                                  SERIES 2004-3

                                  $400,000,200
                                  (APPROXIMATE)

                              PROSPECTUS SUPPLEMENT

                           CREDIT SUISSE FIRST BOSTON

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE SERIES 2004-3 HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2004-3 Home Equity Mortgage Pass-Through Certificates and for their unsold allotments or subscriptions. In addition, all dealers selling the Series 2004-3 Home Equity Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                  JUNE 25, 2004